Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of August 14, 2020 (this “Amendment”), is entered into among RITCHIE BROS. AUCTIONEERS INCORPORATED, a Canadian corporation (the “Company”), certain Subsidiaries of the Company identified on the signature pages hereto as a “Borrower” (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), U.S. Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

RECITALS

A.             The Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of October 27, 2016 (as amended and modified from time to time, the “Credit Agreement”).

B.              The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.              In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.              Amendments to Credit Agreement.

(a)            The Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Annex A (the credit agreement attached hereto as Annex A being referred to herein as the “Amended Credit Agreement”).

(b)           A new Schedule 1.01(a) is hereby added to the Credit Agreement to read in the form of Schedule 1.01(a) attached hereto.

(c)            Schedule 2.01 to the Credit Agreement is hereby amended to read in the form of Schedule 2.01 attached hereto.

(d)            Exhibit 6.02 to the Credit Agreement is hereby amended to add the following in the heading on the first page thereof:

☐ Check for distribution to Public Lenders and private-side Lenders.

2.              Effectiveness; Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)            Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by the Loan Parties and each Lender.

(b)            Opinions of Counsel. Receipt by the Administrative Agent of customary favorable opinions of legal counsel to the Loan Parties (or, with respect to each Loan Party incorporated or organized in Australia, the Netherlands, Ireland or England and Wales, of legal counsel to the Administrative Agent), addressed to the Administrative Agent and each Lender, dated as of the Third Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)            Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)            copies of the up-to-date Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary or (where customary) a director of such Loan Party to be true, correct and in effect as of the Third Amendment Effective Date;

(ii)           such customary certificates of resolutions or other customary action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority, capacity and specimen signatures of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(iii)          with respect to each Loan Party incorporated or organized in the Netherlands, Mexico or England and Wales, resolutions signed by all holders of the issued shares or equity interests, as the case may be of such Loan Party, authorizing and approving such Loan Party’s execution, delivery and performance of this Amendment and the other Loan Documents to which it is party, if applicable;

(iv)          with respect to each Loan Party incorporated in England and Wales; a copy of any change of name certificates, if applicable;

(v)           with respect to each Loan Party incorporated in England and Wales, a formalities certificate signed by a director or authorized signatory, confirming that borrowing or guaranteeing, as appropriate, the total aggregate Commitments would not cause any borrowing, guaranteeing or similar limit binding on such Loan Party) to be exceeded; and that each copy document relating to it specified in this Amendment is correct, complete and in full force as at a date no earlier than the date of this Amendment; and

(vi)          to the extent applicable under applicable Law, such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation (including, without limitation, in the case of any Loan Party incorporated or organized in the Netherlands, an up-to-date extract of the registration of such Loan Party in the trade register of the Dutch Chamber of Commerce).

(d)           KYC Information.

(i)            Upon the reasonable written request of any Lender made at least five (5) days prior to the date hereof, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Canadian AML Acts, in each case at least two (2) days prior to the date hereof.

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(ii)            Upon the written request of any Lender made at least five (5) days prior to the date hereof, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to such Borrower, in each case at least two (2) days prior to the date hereof.

(e)            Specified Commitment Line Contact. The Revolving B Lenders shall have confirmed that the Japanese Borrowers fall under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) at the time of the execution of this Amendment.

(f)            Fees. Receipt by the Administrative Agent and the Lead Arrangers of any fees required to be paid to them by the Loan Parties in connection with this Amendment on or before the Third Amendment Effective Date.

(g)           Expenses. The Borrowers shall have paid all reasonable and documented out-of-pocket expenses owed by the Borrowers to the Administrative Agent, including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), to the extent payable pursuant to the Loan Documents and invoiced at least one (1) Business Day prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent) to the extent such estimate is invoiced at least one (1) Business Day prior to the date hereof.

3.               Exiting Lender. The entity executing this Amendment under the heading “Exiting Lender”, in its capacity as an existing Lender under the Credit Agreement (an “Exiting Lender”), is signing this Amendment for the sole purpose of amending the Credit Agreement and assigning its Commitments and outstanding Loans to the other Lenders party hereto. Upon giving effect to this Amendment, the outstanding Loans and Commitments of the Exiting Lender under the Credit Agreement shall be fully assigned at par to the other Lenders party hereto to the extent necessary such that after giving effect thereto, the Commitments (and related Loans) shall be held by the non-exiting Lenders according to Schedule 2.01 hereto, provided that interest and fees that have accrued for the account of the Exiting Lender prior to the effectiveness of this Amendment will be paid to the Exiting Lender, and the Exiting Lender shall cease to be a Lender under the Credit Agreement as of the Third Amendment Effective Date. The assignment effected by this Section shall be an assignment for all purposes of the Credit Agreement and be deemed to have been consummated in accordance with Section 11.06 of the Credit Agreement.

4.               Re-Allocation. On the Third Amendment Effective Date, the loans and commitments made by the Lenders under the Existing Credit Agreement shall be assigned, re-allocated and restated, as the Administrative Agent may deem necessary, among the Lenders so that, and loans and commitments shall be made by the Lenders so that, as of the Third Amendment Effective Date, the respective commitments of the Lenders shall be as set forth on Schedule 2.01 attached hereto. The Administrative Agent and the Lenders hereby waive any notice period requirements set forth in Section 2.02, Section 2.05 or otherwise set forth in the Credit Agreement with respect to any Borrowings, prepayments or re-allocations of loans and commitments to occur on the Third Amendment Effective Date in connection with the transactions contemplated by this Amendment.

5.               Ratification of Credit Agreement; Reaffirmation. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. Each Loan Party hereby confirms its obligation under each Loan Document to which it is a party and agrees that, after giving effect to this Amendment, neither the modification of the Credit Agreement or any other Loan Document effected pursuant to the Amendment, nor the execution, delivery, performance or effectiveness of this Amendment or any other Loan Document impairs the validity or effectiveness of any Loan Document to which it is a party or impairs the validity, effectiveness or priority of the Liens granted pursuant to any other Loan Document to which it is a party or by which it is otherwise bound.

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6.              Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)            It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(c)            No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment other than (a) those that have already been obtained and are in full force and effect, and (b) except to the extent that the failure to obtain or make such approval, consent, exemption, authorization, registration, action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

(d)           The execution, delivery and performance of this Amendment does not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under (A) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case, except to the extent any such conflict, breach or contravention would not reasonably be expected to have a Material Adverse Effect or (iii) violate any applicable Law, except to the extent any such violation would not reasonably be expected to have a Material Adverse Effect.

7.               Representations and Warranties of the Borrowers. Each Borrower represents and warrants that after giving effect to this Amendment (a) the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement are true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date, and (b) no Default exists. Each Japanese Borrower represents and warrants that it falls under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) at the time of its execution of this Amendment.

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8.               Counterparts/Facsimile. This Amendment is a Loan Document. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or pdf shall be effective as an original.

9.               Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the state of NEW YORK.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS
AND GUARANTORS:	RITCHIE BROS. AUCTIONEERS INCORPORATED,
a Canadian corporation,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Chief Financial Officer

RITCHIE BROS. HOLDINGS LTD.,
a Canadian corporation,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	President

RITCHIE BROS. PROPERTIES LTD.,
a Canadian corporation,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	President

RITCHIE BROS. AUCTIONEERS (CANADA) LTD.,
a Canadian corporation,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	President

RITCHIE BROS. AUCTIONEERS (AMERICA) INC.,
a Washington corporation,
as a Borrower and a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RITCHIE BROS. PROPERTIES INC.,
a Washington corporation,
as a Borrower and a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

BORROWERS
AND GUARANTORS:	RITCHIE BROS. HOLDINGS (AMERICA) INC.,
a Washington corporation,
as a Borrower and a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RITCHIE BROS. HOLDINGS INC.,
a Washington corporation,
as a Borrower and a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RITCHIE BROS. HOLDINGS B.V.,
a private company with limited liability (besloten vennootschap)
incorporated under the laws of The Netherlands,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Attorney-in-fact

RITCHIE BROS. PROPERTIES B.V.,
a private company with limited liability (besloten vennootschap)
incorporated under the laws of The Netherlands,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Attorney-in-fact

RITCHIE BROS. B.V.,
a private company with limited liability (besloten vennootschap)
incorporated under the laws of The Netherlands,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Attorney-in-fact

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

RITCHIE BROS. SHARED SERVICES B.V.,
a private company with limited liability (besloten vennootschap)
incorporated under the laws of The Netherlands,
as a Borrower and a Guarantor

By:	/s/ Sharon Driscoll
Name:	Sharon Driscoll

Title:	Attorney-in-fact

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

BORROWERS

AND GUARANTORS:

SIGNED for and on behalf of RITCHIE BROS. AUCTIONEERS PTY LTD. (ACN 080 895 898), as a Borrower and a Guarantor, by its attorney Sharon Driscoll under a power of attorney dated 21 October 2016 and the attorney declares that the attorney has not received any notice of the revocation of such power of attorney in the presence of:	) ) ) ) ) ) ) )

/s/ Darren Watt		/s/ Sharon Driscoll
Signature of witness		Signature of attorney

Darren Watt
Name of witness

SIGNED for and on behalf of RITCHIE BROS. PROPERTIES PTY LTD. (ACN 080 895 772), as a Borrower and a Guarantor, by its attorney Sharon Driscoll under a power of attorney dated 21 October 2016 and the attorney declares that the attorney has not received any notice of the revocation of such power of attorney in the presence of:	) ) ) ) ) ) ) )

/s/ Darren Watt		/s/ Sharon Driscoll
Signature of witness		Signature of attorney

Darren Watt
Name of witness

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

BORROWERS

AND GUARANTORS:	RITCHIE BROS. PROPERTIES JAPAN K.K.,
a Japanese corporation,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Attorney in fact

RITCHIE BROS. AUCTIONEERS (JAPAN) KABUSHIKI KAISHA,
a Japanese corporation,
as a Borrower and a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Attorney in fact

Signed by Darren Watt for and on behalf of RITCHIE BROS. UK LIMITED, as a Borrower and a Guarantor
	By:	/s/ Darren Watt
	Name:	Darren Watt
	Title:	Director

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

GUARANTORS:	RITCHIE BROS. AUCTIONEERS (INTERNATIONAL) LTD.,
a British Columbia corporation,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	President

RITCHIE BROS. FINANCIAL SERVICES LTD.,
a Canadian corporation,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Authorized Signatory

RITCHIE BROS. FINANCE LTD.,
a Canadian corporation,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	President

RITCHIE BROS. REAL ESTATE SERVICES LTD.,
a Canadian corporation,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	President

ASSETNATION, INC.,
a Delaware corporation,
as a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RBA HOLDINGS INC.,
a Delaware corporation,
as a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

GUARANTORS:	MASCUS USA INC.,
a Florida corporation,
as a Guarantor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary

RITCHIE BROS. FINANCIAL SERVICES (AMERICA) INC.,
a Nevada corporation,
as a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

SALVAGESALE MEXICO HOLDING LLC,
a Delaware limited liability company,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Authorized Person

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

GUARANTORS:	ASSOCIATED AUCTION SERVICES, LLC,
a Delaware limited liability company,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Authorized Person

IRONPLANET, INC.,
a Delaware corporation,
as a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

IRONPLANET MOTORS, LLC,
a Delaware limited liability company,
as a Guarantor

	By:	/s/ Sharon Driscoll
	Name:	Sharon Driscoll
	Title:	Authorized Person

KRUSE ENERGY & EQUIPMENT AUCTIONEERS, LLC,
a Texas limited liability company,
as a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

GUARANTORS:	IRONPLANET CANADA LTD.,
an Alberta corporation,
as a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

Signed by Darren Watt for and on behalf of IRONPLANET UK LIMITED, an English limited liability company, as a Guarantor

	By:	/s/ Darren Watt
	Name:	Darren Watt
	Title:	Director

IRONPLANET MEXICO, S. DE R.L. DE C.V.,
a Mexican sociedad de responsabilidad limitada de capital variable, as a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Attorney-in-fact

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

GUARANTORS:

GIVEN under the Common Seal of IRONPLANET LIMITED, as a Guarantor, and DELIVERED as a DEED	/s/ Michael Power
	Name:	Michael Power
	Title:	Director

/s/ Brendan McCauley
	Name:	Brendan McCauley
	Title:	Secretary

For and on behalf of Walkers Corporate Services (Ireland) Limited Company Secretary

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Vice President

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and U.S. Swing Line Lender

	By:	/s/ Daryl K. Hogge
	Name:	Daryl K. Hogge
	Title:	Senior Vice President

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

bank of america, national association, Tokyo Branch

By:	/s/ Ryota Suzuki
Name:	Ryota Suzuki
Title:	Branch Manager

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

bank of america, n.a., acting through its Canada branch

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender, an L/C Issuer and Canadian Swing Line Lender

By:	/s/ Curtis Standerwick
Name:	Curtis Standerwick
Title:	Authorized Signatory

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chris Jacomino
Name:	Chris Jacomino
Title:	Vice President

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A., CANADIAN BRANCH, as a Lender

By:	/s/ John Davis
Name:	John Davis
Title:	Senior Vice-President Regional Manager

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Ben Fallico
Name:	Ben Fallico
Title:	Authorized Signatory

By:	/s/ Iris Zhou
Name:	Iris Zhou
Title:	Authorized Signatory

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Mohamed Al-Serri
Name:	Mohamed Al-Serri
Title:	Senior Associate

By:	/s/ Michael Ross
Name:	Michael Ross
Title:	Senior Financing Manager

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

HSBC BANK CANADA,
as a Lender

By:	/s/ Reid Hamilton
Name:	Reid Hamilton
Title:	Director, Large Corporate Banking

By:	/s/ Todd Patchell
Name:	Todd Patchell
Title:	Vice President, Region Head of Large Corporate Banking

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

MUFG Bank, Ltd., Canada Branch,
as a Lender

By:	/s/ Beau Filkowski
Name:	Beau Filkowski
Title:	Director

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

NATIONAL BANK OF CANADA,
as a Lender

By:	/s/ Manny Deol
Name:	Manny Deol
Title:	Managing Director

By:	/s/ David Torrey
Name:	David Torrey
Title:	Managing Director

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

BANK OF MONTREAL,
as a Lender

By:	/s/ Bernardo A. Arreaga
Name:	Bernardo A. Arreaga
Title:	Managing Director

By:	/s/ Charlotte Anami
Name:	Charlotte Anami
Title:	Director

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

CITIZENS BANK NA,
as a Lender

By:	/s/ Darran Wee
Name:	Darran Wee
Title:	Senior Vice President

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Manny Bassi
Name:	Manny Bassi
Title:	Associate Director, National Accounts

By:	/s/ Edwin Ho
Name:	Edwin Ho
Title:	Director, National Accounts

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

EXITING LENDER:	RAYMOND JAMES BANK, N.A.,
as the Exiting Lender

	By:	/s/ Cormac Mac Lochlainn
	Name:	Cormac Mac Lochlainn
	Title:	SVP, Corporate Banking

RITCHIE BROS. AUCTIONEERS INCORPORATED

THIRD AMENDMENT TO CREDIT AGREEMENT

Annex A

Amended Credit Agreement

(See attached)

ANNEX A

TO

THIRD AMENDMENT DATED AS OF AUGUST 14, 2020

Published CUSIP Number: C7880JAA3

CREDIT AGREEMENT

Dated as of October 27, 2016

among

RITCHIE BROS. AUCTIONEERS INCORPORATED

and

CERTAIN SUBSIDIARIES OF RITCHIE BROS. AUCTIONEERS INCORPORATED,

as the Borrowers,

CERTAIN SUBSIDIARIES OF RITCHIE BROS. AUCTIONEERS INCORPORATED,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, U.S. Swing Line Lender and L/C Issuer,

ROYAL BANK OF CANADA,

as Canadian Swing Line Lender and L/C Issuer

and

THE OTHER LENDERS PARTY HERETO

ROYAL BANK OF CANADA,

as Syndication Agent,

CANADIAN IMPERIAL BANK OF COMMERCE,

EXPORT DEVELOPMENT CANADA,

HSBC BANK CANADA,

NATIONAL BANK OF CANADA,

MUFG Bank, Ltd., Canada Branch,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, N.A., CANADIAN BRANCH,

as Co-Senior Managing Agents

Arranged By:

BOFA SECURITIES, INC.

and

RBC CAPITAL MARKETS,1

as Joint Lead Arrangers and Joint Bookrunners

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	44
1.03	Accounting Terms	46
1.04	Rounding	46
1.05	Exchange Rates; Currency Equivalents	46
1.06	Additional Alternative Currencies	47
1.07	Change of Currency	48
1.08	Times of Day	48
1.09	Letter of Credit Amounts	49
1.10	Australian Code of Banking Practice	49
1.11	Pro Forma Calculations	49

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		50

2.01	Revolving Loans and Delayed-Draw Term Loan	50
2.02	Borrowings, Conversions and Continuation of Loans	51
2.03	Letters of Credit	53
2.04A	U.S. Swing Line Loans	62
2.04B	Canadian Swing Line Loans	65
2.05	Prepayments	69
2.06	Termination or Reduction of Commitments	73
2.07	Repayment of Loans	73
2.08	Interest	74
2.09	Fees	75
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	76
2.11	Evidence of Debt	77
2.12	Payments Generally; Administrative Agent’s Clawback	78
2.13	Sharing of Payments by Lenders	79
2.14	Cash Collateral	80
2.15	Defaulting Lenders	81
2.16	Incremental Facility Loans	83
2.17	Designated Borrowers	85
2.18	[Reserved]	86
2.19	Designated Lender	87

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		87

3.01	Taxes	87
3.02	Illegality	94
3.03	Inability to Determine Rates	95
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	97
3.05	Compensation for Losses	99
3.06	Mitigation Obligations; Replacement of Lenders	100
3.07	Survival	100

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		100

4.01	Conditions of Initial Credit Extension	100
4.02	Conditions to all Credit Extensions	102
4.03	Conditions to Delayed-Draw Term Loan	103

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ARTICLE V REPRESENTATIONS AND WARRANTIES		106

5.01	Existence, Qualification and Power	106
5.02	Authorization; No Contravention	106
5.03	Governmental Authorization; Other Consents	107
5.04	Binding Effect	107
5.05	Financial Statements; No Material Adverse Effect	107
5.06	Litigation	107
5.07	No Default	108
5.08	Ownership of Property	108
5.09	Environmental Compliance	108
5.10	Insurance	108
5.11	Taxes	108
5.12	ERISA Compliance; Canadian Plans	108
5.13	Subsidiaries	110
5.14	Margin Regulations; Investment Company Act	110
5.15	Disclosure	110
5.16	Compliance with Laws	111
5.17	Intellectual Property; Licenses, Etc.	111
5.18	Solvency	111
5.19	Perfection of Security Interests in the Collateral	111
5.20	Sanctions and Anti-Social Force	111
5.21	Anti-Corruption Laws	111
5.22	No EEA Financial Institution	112
5.23	Australian Borrowers	112
5.24	Japanese Borrowers	112
5.25	International Loan Parties	112

ARTICLE VI AFFIRMATIVE COVENANTS		114

6.01	Financial Statements	115
6.02	Certificates; Other Information	116
6.03	Notices	116
6.04	Payment of Taxes	116
6.05	Preservation of Existence, Etc.	116
6.06	Maintenance of Properties	117
6.07	Maintenance of Insurance	117
6.08	Compliance with Laws	117
6.09	Books and Records	117
6.10	Inspection Rights	117
6.11	Use of Proceeds	118
6.12	ERISA Compliance; Canadian Plans	119
6.13	Additional Guarantors	120
6.14	Pledged Assets	120
6.15	Anti-Corruption Laws	120
6.16	Post-Closing Matters	120

ARTICLE VII NEGATIVE COVENANTS		120

7.01	Liens	121
7.02	Investments	123
7.03	Indebtedness	125
7.04	Fundamental Changes	127

7.05	Dispositions	127
7.06	Restricted Payments	128
7.07	Change in Nature of Business	128
7.08	Transactions with Affiliates	128
7.09	Burdensome Agreements	129
7.10	Use of Proceeds	130
7.11	Financial Covenants	130
7.12	Prepayment of Certain Other Indebtedness, Etc.	130
7.13	Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity	131
7.14	Sanctions	131
7.15	Anti-Social Force	131
7.16	Anti-Corruption Laws	131
7.17	Canadian Defined Benefit Pension Plan	131

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		132

8.01	Events of Default	132
8.02	Remedies Upon Event of Default	134
8.03	Application of Funds	135

ARTICLE IX ADMINISTRATIVE AGENT		136

9.01	Appointment and Authority	136
9.02	Rights as a Lender	139
9.03	Exculpatory Provisions	137
9.04	Reliance by Administrative Agent	137
9.05	Delegation of Duties	138
9.06	Resignation of Administrative Agent	138
9.07	Non-Reliance on Administrative Agent and Other Lenders	138
9.08	No Other Duties; Etc.	140
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	140
9.10	Collateral and Guaranty Matters	140
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	141

ARTICLE X GUARANTY		141

10.01	The Guaranty	143
10.02	Obligations Unconditional	143
10.03	Reinstatement	143
10.04	Certain Additional Waivers	144
10.05	Remedies	144
10.06	Rights of Contribution	144
10.07	Guarantee of Payment; Continuing Guarantee	145
10.08	Keepwell	145
10.09	Release of Guarantors	145

ARTICLE XI MISCELLANEOUS		146

11.01	Amendments, Etc.	147
11.02	Notices; Effectiveness; Electronic Communications	149
11.03	No Waiver; Cumulative Remedies; Enforcement	157
11.04	Expenses; Indemnity; Damage Waiver	152
11.05	Payments Set Aside	154
11.06	Successors and Assigns	155

11.07	Treatment of Certain Information; Confidentiality	159
11.08	Rights of Setoff	160
11.09	Interest Rate Limitation	161
11.10	Counterparts; Integration; Effectiveness	161
11.11	Survival of Representations and Warranties	161
11.12	Severability	162
11.13	Replacement of Lenders	162
11.14	Governing Law; Jurisdiction; Etc.	163
11.15	Waiver of Jury Trial	164
11.16	No Advisory or Fiduciary Responsibility	164
11.17	Electronic Execution of Assignments and Certain Other Documents	165
11.18	USA PATRIOT Act and Canadian AML Act Notice	165
11.19	Judgement Currency	165
11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	166
11.21	Subordination of Intercompany Indebtedness	166

SCHEDULES

1.01	Existing Letters of Credit
1.01(a)	L/C Commitments and Swing Line Commitments
2.01	Commitments and Applicable Percentages
5.13	Subsidiaries
7.01	Liens Existing on the Closing Date
7.02	Investments Existing on the Closing Date
7.03	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

1.01A	Form of Secured Party Designation Notice
1.01B	Form of Canadian Security Agreement
1.01C	Form of U.S. Security Agreement
2.02	Form of Loan Notice
2.04A	Form of U.S. Swing Line Loan Notice
2.04B	Form of Canadian Swing Line Loan Notice
2.11(a)	Form of Note
2.17(a)	Form of Designated Borrower Request
2.17(b)	Form of Designated Borrower Joinder Agreement
3.01	Forms of U.S. Tax Compliance Certificates
4.03	Form of Solvency Certificate
6.02	Form of Compliance Certificate
6.13	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption
11.06(b)(iv)	Form of Administrative Questionnaire

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of October 27, 2016 among RITCHIE BROS. AUCTIONEERS INCORPORATED, a Canadian corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto as Borrowers identified in Section 2.17 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors (defined herein) from time to time party hereto, the Lenders (defined herein) from time to time party hereto, ROYAL BANK OF CANADA, as Canadian Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer.

The Borrowers have requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger, amalgamation or consolidation with such other Person. Notwithstanding the foregoing, any acquisition of real property shall not constitute an Acquisition.

“Adjustment” has the meaning specified in Section 3.03(c).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, and any branch, office or Affiliate of it (including, Bank of America, N.A., acting through its Canada branch for Loans that are denominated in Canadian Dollars), or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving A Commitments” means the Revolving A Commitments of all the Revolving A Lenders. The amount of the Aggregate Revolving A Commitments in effect on the Third Amendment Effective Date is $470,000,000.

“Aggregate Revolving B Commitments” means the Revolving B Commitments of all the Revolving B Lenders. The amount of the Aggregate Revolving B Commitments in effect on the Third Amendment Effective Date is $60,000,000.

“Agreement” means this Credit Agreement.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurocurrency Rate, Canadian Prime Rate or Base Rate floor or otherwise, in each case, incurred or payable by the Borrowers generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, underwriting or other similar fees (regardless of whether paid in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness.

“Alternative Currency” means (a) with respect to the Revolving A Commitments, Euro, Sterling and Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06, (b) with respect to the Revolving B Commitments, Euro, Sterling and Canadian Dollars, Yen and Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that, in each case, for each Alternative Currency, such requested currency is an Eligible Currency and (c) with respect to Letters of Credit, Euro, Sterling, Canadian Dollars, Yen, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving A Commitments and $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“Anti-Social Conduct” means: (a) a demand and conduct with force and arms; (b) an unreasonable demand and conduct having no legal cause; (c) threatening or committing violent behavior relating to its business transactions; (d) an action to defame the reputation or interfere with the business of the Administrative Agent or the Lenders by spreading rumor, using fraudulent means or resorting to force; or (e) other actions similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Group” means: (a) an organized crime group (as defined in the Law relating to Prevention of Unjustifiable Acts by Gang Members of Japan (Law No. 77 of 1991, as amended)); (b) a member of an organized crime group; (c) a Person who used to be a member of an organized crime group but has only ceased to be a member of an organized crime group for a period of less than five years; (d) quasi-member of an organized crime group (bouryokudan jun-kosei-in); (e) a related or associated company of an organized crime group; (f) a corporate racketeer or blackmailer advocating social cause or a special intelligence organized crime group; or (g) a member of any other criminal force similar or analogous to any of the foregoing in any jurisdiction.

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“Anti-Social Relationship” means in relation to a Person: (a) an Anti-Social Group controls its management; (b) an Anti-Social Group is substantively involved in its management; (c) it has entered into arrangements with an Anti-Social Group for the purpose of, or which have the effect of, unfairly benefiting itself or a third party or prejudicing a third party; (d) it is involved in the provision of funds or other benefits to an Anti-Social Group; or (e) any of its directors or any other Person who is substantively involved in its management has a socially objectionable relationship with an Anti-Social Group.

“Applicable International Loan Party Documents” means this Agreement and the other Loan Documents to which an applicable International Loan Party is a party.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Revolving A Lender’s Revolving A Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving A Commitments represented by such Revolving A Lender’s Revolving A Commitment at such time; provided that if the commitment of each Revolving A Lender to make Revolving A Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving A Commitments have expired, then the Applicable Percentage of each Revolving A Lender shall be determined based on the Applicable Percentage of such Revolving A Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Revolving B Lender’s Revolving B Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving B Commitments represented by such Revolving B Lender’s Revolving B Commitment at such time; provided that if the commitment of each Revolving B Lender to make Revolving B Loans has been terminated pursuant to Section 8.02 or if the Aggregate Revolving B Commitments have expired, then the Applicable Percentage of each Revolving B Lender shall be determined based on the Applicable Percentage of such Revolving B Lender most recently in effect, giving effect to any subsequent assignments, and (c) with respect to such Term Lender’s portion of an outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Term Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided, that the Applicable Rate in effect from the Third Amendment Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending June 30, 2020 shall be determined based upon Pricing Tier 4:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee		Eurocurrency Rate Loans	Base Rate Loans and Canadian Prime Rate Loans
			Standby	Commercial
1	> 3.50 to 1.00	0.60%	3.00%	1.500%	3.00%	2.00%
2	< 3.50 to 1.00 but > 2.75 to 1.00	0.55%	2.75%	1.375%	2.75%	1.75%
3	< 2.75 to 1.00 but > 2.25 to 1.00	0.50%	2.50%	1.250%	2.50%	1.50%
4	< 2.25 to 1.00 but > 1.50 to 1.00	0.45%	2.25%	1.125%	2.25%	1.25%
5	< 1.50 to 1.00 but > 0.75 to 1.00	0.40%	2.00%	1.000%	2.00%	1.00%
6	< 0.75 to 1.00	0.35%	1.75%	0.875%	1.75%	0.75%

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Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, in respect of any capital lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, changes in equity and cash flows of the Company and its Subsidiaries for such fiscal year, including the notes thereto.

“Australian Borrower” means any Borrower organized under the Laws of Australia. As of the Closing Date, Ritchie Bros. Auctioneers Pty Ltd., a company incorporated under the laws of Australia, with ACN 080 895 898, and Ritchie Bros. Properties Pty Ltd., a company incorporated under the laws of Australia with ACN 080 895 772, were the Australian Borrowers. As of the Third Amendment Effective Date, Ritchie Bros. Auctioneers Pty Ltd., a company incorporated under the laws of Australia, with ACN 080 895 898, and Ritchie Bros. Properties Pty Ltd., a company incorporated under the laws of Australia with ACN 080 895 772, are the Australian Borrowers.

4

“Australian Dollar” means the lawful currency of Australia.

“Autoborrow Agreement” means the Canadian Autoborrow Agreement and/or the U.S. Autoborrow Agreement, as the context requires.

“Availability Period” means, (a) with respect to the Revolving A Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving A Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving A Lender to make Revolving A Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02, (b) with respect to the Revolving B Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving B Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving B Lender to make Revolving B Loans pursuant to Section 8.02 and (c) with respect to the Delayed-Draw Term Loan Commitments, the period from the Closing Date to the earliest of (i) October 27, 2017, (ii) the date of termination of the IronPlanet Acquisition Agreement, (iii) the date of termination of the Delayed-Draw Term Loan Commitments pursuant to Section 2.06, and (iv) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to U.S. Borrowers and Canadian Borrowers and shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

5

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc., in its capacity as joint lead arranger and joint bookrunner.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Ontario, or in the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and: (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market; (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable interbank market for such currency; (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; (e) with respect to any notice, disbursement or payment with respect to any Eurocurrency Rate Loan made to an Australian Borrower, any day other than a Saturday or Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Sydney, Australia or Hong Kong; and (f) with respect to any notice, disbursement or payment with respect to any Eurocurrency Rate Loan made to a Japanese Borrower, any day other than a Saturday or Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Tokyo, Japan or Hong Kong.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Autoborrow Agreement” has the meaning specified in Section 2.04B(b)(ii).

6

“Canadian Borrower” means any Borrower organized under the Laws of Canada or any province or territory thereof. As of the Closing Date, the Canadian Borrowers were the Company, Ritchie Bros. Holdings Ltd., Ritchie Bros. Properties Ltd. and Ritchie Bros. Auctioneers (Canada) Ltd. As of the Third Amendment Effective Date, the Canadian Borrowers are the Company, Ritchie Bros. Holdings Ltd., Ritchie Bros. Properties Ltd. and  Ritchie Bros. Auctioneers (Canada) Ltd.

“Canadian Defined Benefit Pension Plan” means a Canadian Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada), other than a Canadian Plan that is not sponsored by any Loan Party or any Subsidiary thereof and in respect of which the obligations of any Loan Party or any Subsidiary thereof are limited to making fixed contributions set out in a collective agreement.

“Canadian Dollar” and “CAD” means the lawful currency of Canada.

“Canadian Plan” means, in respect of the Loan Parties or any Subsidiary thereof, any deferred compensation, bonus, incentive or other compensation, share option or purchase, severance, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, mortgage assistance, pension or supplemental pension, retirement compensation, group registered retirement savings, deferred profit sharing, employee profit sharing, savings, retirement or supplemental retirement, and any other plan, program or arrangement, whether funded or unfunded, formal or informal, written or unwritten, that is maintained, contributed to, or required to be maintained or contributed to, by any Loan Party or any Subsidiary thereof, or to which any Loan Party or any Subsidiary thereof is a party, or bound by, or under which any Loan Party or any Subsidiary thereof has any liability or contingent liability for the benefit of any Loan Party’s or any Subsidiary thereof’s current and former directors, officers, shareholders, consultants, independent contractors and employees and their dependents, other than those provided generally by any Governmental Authority (such as the Canada Pension Plan and Employment Insurance).

“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (b) the average CDOR Rate for a 30-day term plus one-half of one percent (0.50%) per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding anything to the contrary contained herein, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Canadian Prime Rate Loan” means a Revolving Loan, a Term Loan or Swing Line Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans are only available to Canadian Borrowers and shall be denominated in Canadian Dollars.

“Canadian Security Agreement” means, collectively, (a) the Canadian security and pledge agreement substantially in the form of Exhibit 1.01B hereto (with such changes as may be agreed by the Administrative Agent and the Company), among the Administrative Agent for the benefit of the holders of the Obligations and certain Loan Parties and (b) each deed of hypothec between each Loan Party that is party thereto and the Administrative Agent for the benefit of the holders of the Obligations.

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“Canadian Subsidiary” means any Subsidiary that is organized under the Laws of Canada or any province or territory thereof.

“Canadian Swing Line Commitment” means, as to the Canadian Swing Line Lender, its obligation to make Canadian Swing Line Loans pursuant to Section 2.04B in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Canadian Swing Line Lender’s name on Schedule 1.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.

“Canadian Swing Line Lender” means Royal Bank of Canada, through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of Canadian Swing Line Loans, or any successor Canadian swing line lender hereunder.

“Canadian Swing Line Loan” has the meaning specified in Section 2.04B(a).

“Canadian Swing Line Loan Notice” means a notice of a Borrowing of Canadian Swing Line Loans pursuant to Section 2.04B(b), which shall be substantially in the form of Exhibit 2.04B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Canadian Swing Line Sublimit” means an amount equal to $15,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Revolving A Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (1) with respect to the Company or any of its Subsidiaries: (a) securities issued or directly and fully guaranteed or insured by the United States, or Canada, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar or Canadian Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (iii) any bank whose short-term commercial paper rating (at the date of acquisition thereof) from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than twelve (12) months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated (at the date of acquisition thereof) A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including the Lender) or recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States or Canada in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated (at the time of acquisition thereof) AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $250,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e) and (2) with respect to the Company or any International Subsidiary of the Company (other than a Canadian Subsidiary) or Investments made in a country outside the United States or Canada, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by the Company or any International Subsidiary of the Company in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (e) and in this definition.

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“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (c) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“CDOR Rate” has the meaning specified in the definition of “Eurocurrency Rate.”

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 45% or more of the Voting Stock of the Company representing 45% or more of the combined voting power of all Voting Stock of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided, that, notwithstanding the foregoing, a Person shall not be deemed to have “beneficial ownership” of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement;

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(b)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)            the Company fails to own and control, directly or indirectly, 100% of the Equity Interests of each Designated Borrower (other than nominal shares and directors’ qualifying shares mandated by applicable Law); or

(d)            a “change of control” as defined in the documentation governing the Long-Term Financing occurs.

“Chinese Facilities” means the line of credit and other extensions of credit provided by a Foreign Credit Facilities Bank to one or more Wholly-Owned Subsidiaries of the Company that are incorporated under the laws of the People’s Republic of China, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

“Closing Date” means October 27, 2016.

“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Canadian Security Agreement and other security documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 6.14 or any of the Loan Documents.

“Commitment” means, as to each Lender, the Revolving A Commitment of such Lender, the Revolving B Commitment of such Lender and/or the Delayed-Draw Term Loan Commitment of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” has the meaning specified in the introductory paragraph hereto.

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“Company Materials” has the meaning specified in Section 6.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.02.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income (other than clauses (iv) and (v)): (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) expected cost savings, operating expense reductions and synergies for such period related to the consummation of the IronPlanet Acquisition projected by the Company in good faith to result from actions with respect to which substantial steps have been taken, will be taken, or are expected to be taken; provided that (A) such cost savings, operating expense reductions and synergies are expected to be realized (in the good faith determination of the Company) within 24 months after the IronPlanet Acquisition Closing Date, which are reasonably identifiable and factually supportable and (B) amounts added-back for any period pursuant to this clause (iv) shall not exceed $20,000,000 during the term of this Agreement (it being understood that no addbacks pursuant to this clause (iv) shall be permitted subsequent to 24 months after the IronPlanet Acquisition Closing Date), (v) expected cost savings, operating expense reductions and synergies for such period related to mergers and other business combinations, Acquisitions (other than the IronPlanet Acquisition), Dispositions, restructuring, or cost savings initiatives which are reasonably identifiable and factually supportable and other similar initiatives and projected by the Company in good faith to result from actions with respect to which substantial steps have been taken, will be taken, or are expected to be taken; provided that (A) such cost savings, operating expense reductions and synergies are expected to be realized (in the good faith determination of the Company) within 12 months after such transaction or initiative is consummated and (B) amounts added-back for any period pursuant to this clause (v) shall not exceed 5% of Consolidated EBITDA for such period (calculated prior to giving effect to such adjustments) (it being understood that no addbacks pursuant to this clause (v) with respect to any specific merger, business combination, Acquisition, Disposition, restructuring or cost savings initiative shall be permitted subsequent to 12 months after the applicable merger, business combination, Acquisition, Disposition, restructuring or cost savings initiative), (vi) non-cash losses, charges and expenses (including non-cash compensation charges but excluding (A) losses, charges and expenses to the extent representing an accrual of or reserve for cash losses, charges or expenses in any future period and (B) write-downs or reserves of account receivables or inventory), (vii) unusual or non-recurring losses, charges and expenses in an aggregate amount not to exceed $10,000,000 during such period, (viii) cash restructuring and related charges and business optimization expenses in an aggregate amount not to exceed $10,000,000 during such period, (ix) unrealized losses due to foreign exchange adjustments (including, without limitation, losses and expenses in connection with currency and exchange rate fluctuations), (x) costs and expenses in connection with the Loan Documents and the IronPlanet Acquisition (including, without limitation, one-time expenses associated with vested and unvested options), (xi) expenses or charges related to any offering of Equity Interests, permitted Investment, Permitted Acquisition (other than the IronPlanet Acquisition), Disposition, recapitalization or incurrence of permitted Indebtedness (whether or not consummated), including non-operating or non-recurring professional fees, costs and expenses related thereto in an aggregate amount not to exceed $10,000,000 during such period, and (xii) losses from discontinued operations and non-ordinary course Dispositions, minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) non-cash income or gains, (ii) unrealized gains due to foreign exchange adjustments (including, without limitation, gains in connection with currency and exchange rate fluctuations) and (iii) income or gains from discontinued operations and non-ordinary course Dispositions.

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“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of: (a) all obligations for borrowed money, whether current or long-term and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money indebtedness; (c) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) solely to the extent such obligation is evidenced by a note or similar instrument and such obligation is included as a liability on the balance sheet of the Company and its Subsidiaries in accordance with GAAP; (e) all Attributable Indebtedness; (f) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person; provided, that, notwithstanding anything herein to the contrary, Indebtedness in respect of the Long-Term Financing shall not constitute Consolidated Funded Indebtedness to the extent (and for so long as) such Long-Term Financing has been funded into escrow to fund the IronPlanet Acquisition and remains in escrow.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP, but excluding any payments with respect to make-whole premiums, prepayment penalties or other breakage costs of any Indebtedness; provided, that, notwithstanding anything herein to the contrary, interest in connection with the Long-Term Financing shall not constitute Consolidated Interest Charges to the extent (and for so long as) such Long-Term Financing has been funded into escrow to fund the IronPlanet Acquisition and remains in escrow.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Interest Charges paid in cash for the most recently completed four fiscal quarters.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, net income (or loss) for such period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period and (b) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.22.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Dutch Bankruptcy Code (Faillissementswet), Insolvency Act 1986 (United Kingdom), the Corporations Act 2001 (Cth), the Bankruptcy Act 1966 (Cth), and all other liquidation, provisional liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administration, insolvency, stay, winding up, deregistration, compromise or composition, reorganization, scheme of arrangement, Laws affecting creditors’ rights generally or similar debtor relief Laws of the United States, Australia, Canada, Japan, the Netherlands, the United Kingdom or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate or the Canadian Prime Rate, as applicable, plus the Applicable Rate for Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets (except for EDC) or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delayed-Draw Term Loan” has the meaning specified in Section 2.01(c). The aggregate principal amount of the Delayed-Draw Term Loans of all of the Lenders outstanding on the Third Amendment Effective Date is $100,000,000.

“Delayed-Draw Term Loan Commitment” means, as to any Term Lender, such Term Lender’s obligation to make its portion of the Delayed-Draw Term Loan to the Company and/or Ritchie Bros. Auctioneers (Canada) Ltd. pursuant to Section 2.01(c), in the principal amount set forth opposite such Term Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Joinder Agreement” has the meaning specified in Section 2.17.

“Designated Borrower Request” has the meaning specified in Section 2.17.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration in connection with a Disposition pursuant to Section 7.05(d) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 365 days following the consummation of the applicable Disposition).

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“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Recovery Event.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)            is redeemable (other than solely for Equity Interests in such Person or the Company and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dutch Borrower” means any Borrower organized under the Laws of the Netherlands. As of the Closing Date, Ritchie Bros. Holdings B.V., a Netherlands company, Ritchie Bros. B.V., a Netherlands company, Ritchie Bros. Properties B.V., a Netherlands company, and Ritchie Bros. Shared Services B.V., a Netherlands company, were the Dutch Borrowers. As of the Third Amendment Effective Date, Ritchie Bros. Holdings B.V., a Netherlands company, Ritchie Bros. B.V., a Netherlands company, Ritchie Bros. Properties B.V., a Netherlands company, and Ritchie Bros. Shared Services B.V., a Netherlands company, are the Dutch Borrowers.

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"EDC" means Export Development Canada, a corporation established by an Act of the Parliament of Canada.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency or (c) providing such currency is impracticable for the Lenders (each of (a), (b), and (c) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a)	for any Interest Period with respect to a Eurocurrency Rate Loan:

(i)            in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such LIBOR Quoted Currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

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(ii)           in the case of a Eurocurrency Rate Loan denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “EURIBOR Rate”) at or about 11:00a.m. (Brussels, Belgium time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)          in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv)          in the case of a Eurocurrency Rate Loan denominated in Australian Dollars: (A) the rate per annum equal to the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; and (B) if the rate described in sub-paragraph (A) above is not available, the sum of 0.05% per annum and the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays the rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; provided, that, in the case of a Eurocurrency Rate Loan denominated in Australian Dollars with an Interest Period of less than one month, such rate shall be the rate per annum equal to the average bid rate published at or about 10:30 a.m. (Melbourne, Australia time) on the first Business Day of such Interest Period on the applicable Thomson Reuters Screen page under the heading “BBSY” for bills having a tenor approximately as close as possible the length of such Interest Period (for clarification, for an Interest Period of not less than seven days or more than thirty days, that tenor will be taken to be one month);

(v)           in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06; and

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(b)            for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency (other than Canadian Prime Rate Loans) must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) unless otherwise agreed in writing by the Company and the Administrative Agent, any IP Rights (i) for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement, a PPSA financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office or (ii) that consist of any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal Law, (c) unless otherwise agreed in writing by the Company and the Administrative Agent, any personal property (in the case of the UCC) or any property (in the case of the PPSA), in each case other than property described in clause (b) above, for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code or the PPSA, as applicable, (d) any motor vehicles and other assets subject to certificates of title that any Loan Party takes interests in (whether as consignee or purchaser) for the purposes of selling at auction, to the extent that a security interest therein cannot be perfected by filing a Uniform Commercial Code or PPSA financing statement, (e) letter of credit rights (other than to the extent such rights can be perfected by filing a Uniform Commercial Code or a PPSA financing statement), (f) “margin stock” (within the meaning of Regulation U of the FRB) and pledges and security interests prohibited by applicable Law, rule or regulation or agreements with any Governmental Authority or which would require governmental (including regulatory) consent, approval, license or authorization to provide such security interest unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or the PPSA or other applicable Law, (g) any Equity Interests of a Person to the extent that, and for so long as (i) such Equity Interests constitute less than 100% of all Equity Interests of such Person, and the Person or Persons holding the remainder of such Equity Interests are not the Company or its Subsidiaries and (ii) the granting of a security interest in such Equity Interests in favor of the Administrative Agent are not permitted by the terms of such issuing Person’s Organization Documents or otherwise require the consent of a Person or Persons who are not Subsidiaries of the Company (other than any approval or consent that may be required from the board of directors or shareholders of any Canadian Subsidiary pursuant to its constating documents), other than to the extent that any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to the Uniform Commercial Code, the PPSA or any other applicable Law (including Debtor Relief Laws) or principles of equity, (h) deposit accounts, securities accounts, commodities accounts and other similar accounts maintained for the sole purpose of funding payroll obligations, employee benefit or health benefit obligations, tax obligations, escrow arrangements or holding funds owned by Persons other than the Company or any Subsidiary, (i) the Equity Interests of any direct International Subsidiary (other than a Canadian Subsidiary) of any Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 6.14(a), (j) any property which, subject to the terms of Section 7.09, is subject to a Lien of the type described in Section 7.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (k) any General Intangible (as defined in the Uniform Commercial Code), permit, lease, license, contract or other Instrument (as defined in the Uniform Commercial Code) of any Loan Party to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by any Collateral Document, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (1) any such limitation described in this clause (k) shall only apply to the extent that  any such prohibition would not be rendered ineffective pursuant to the Uniform Commercial Code, the PPSA or any other applicable Law (including Debtor Relief Laws) or principles of equity and (2) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically shall be included as “Collateral”, and (l) any assets of such Loan Party as to which the Administrative Agent and the Company agree in writing (including by e-mail) that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

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“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Subsidiary that (i) is not permitted by applicable Law to provide the Guaranty, (ii) would require governmental (including regulatory) consent, approval, license or authorization to provide the Guaranty, unless such consent, approval, license or authorization has been obtained (it being understood there is no obligation to obtain the same), (iii) is a non-Wholly-Owned Subsidiary, (iv) is a captive insurance company or (v) is a not-for-profit Subsidiary, (c) any CFC, any U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs, or any U.S. Subsidiary that is a Subsidiary of a CFC, in each case pursuant to this clause (c), except to the extent that the Administrative Agent and the Company have mutually agreed in writing (including by email) that the cost of, or the adverse tax consequences to the Company and its Subsidiaries as a result of, obtaining the Guaranty of such Subsidiary would not be excessive in light of the practical benefits to the Lenders afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.08 and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(f), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h), (d) any Taxes compensated for under Section 3.01(b)(ii) (or would have been compensated for under that paragraph but was not so compensated solely because one of the exceptions in Section 3.01(b)(iii) applied) and (e) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Letters of Credit” means letters of credit set forth on Schedule 1.01.

“Facility Office” means, with respect to any Lender, the office through which such Lender will perform its obligations under this Agreement.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) the letter agreement, dated October 4, 2016 among the Company, the Administrative Agent and Merril Lynch, Pierce, Fenner & Smith Incorporated and (b) the letter agreement, dated July 20, 2020 among the Company, the Administrative Agent and BofA Securities.

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“Foreign Credit Facilities Bank” means any Lender, the Administrative Agent or any Affiliate thereof that is a party to a Secured Foreign Credit Facility and with respect to which a Secured Party Designation Notice has been delivered to the Administrative Agent (unless such Foreign Credit Facilities Bank is the Administrative Agent or an Affiliate thereof) prior to the execution and delivery of such Secured Foreign Credit Facility.

“Foreign Lender” means (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan (other than an Canadian Plan) maintained by the Company or any of its Subsidiaries that is mandated or governed by any Law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

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“Guarantors” means, collectively, (a) each Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto and not otherwise designated as a “Borrower” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 6.13 or otherwise, (c) with respect to (i) all Obligations of each Designated Borrower, (ii) all Obligations of any Subsidiary of the Company under any Secured Hedge Agreement, (iii) all Obligations of any Subsidiary of the Company under any Secured Cash Management Agreement, (iv) all Swap Obligations of each Specified Loan Party (determined before giving effect to Sections 10.01 and 10.08) under the Guaranty and (v) all Obligations of any Subsidiary of the Company under any Secured Foreign Credit Facility, the Company, (d) with respect to (i) all Obligations of the Company and each other Designated Borrower, (ii) all Obligations of the Company or any other Subsidiary under any Secured Hedge Agreement, (iii) all Obligations of the Company or any other Subsidiary under any Secured Cash Management Agreement, (iv) all Swap Obligations of each Specified Loan Party (determined before giving effect to Sections 10.01 and 10.08) under the Guaranty and (v) all Obligations of any other Subsidiary of the Company under any Secured Foreign Credit Facility, each Designated Borrower and (e) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article X.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (ii) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (iii) within 30 days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract; provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

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“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Facility Amendment” has the meaning specified in Section 2.16.

“Incremental Facility Loans” has the meaning specified in Section 2.16.

“Incremental Request” has the meaning specified in Section 2.16.

“Incremental Revolving Commitments” has the meaning specified in Section 2.16.

“Incremental Revolving Loans” has the meaning specified in Section 2.16.

“Incremental Term Facility” has the meaning specified in Section 2.16.

“Incremental Term Loans” has the meaning specified in Section 2.16.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments issued by or for the account of such Person;

(c)            the Swap Termination Value of any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of the Company and its Subsidiaries in accordance with GAAP and if not paid when due and payable);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)             all Attributable Indebtedness of such Person;

(g)            all obligations of such Person in respect of Disqualified Equity Interests of such Person;

(h)            all Guarantees of such Person in respect of any of the foregoing; and

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(i)             all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person;

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, and (iii) accrued expenses.  For all purposes hereof, the Indebtedness of the Company and its Wholly-Owned Subsidiaries shall exclude intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness among the Company and its Wholly-Owned Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indian Facilities” means the line of credit and other extensions of credit provided by a Foreign Credit Facilities Bank to one or more Wholly-Owned Subsidiaries of the Company that are incorporated under the laws of India, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

“Information” has the meaning specified in Section 11.07.

“Intercreditor Agreement” means any intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent and the holders of the Long-Term Financing (or their authorized representative).

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Canadian Prime Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one week or one, two, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date;

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provided, further, that, in the case of a Eurocurrency Rate Loan denominated in Australian Dollars only, if the Administrative Agent agrees, the relevant Australian Borrower may select an Interest Period which ends on a day other than the last day of a month (but no more than five days before or after the last day of the relevant month), where necessary to ensure that the Interest Period is in the same half month maturity pool used by Australian market convention for determining rates that would have applied had the selection of either or both of the maturity pool or the selection of the Interest Period not followed a modified following business day convention.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“International Loan Party” means any Loan Party other than a U.S. Borrower or a U.S. Guarantor.

“International Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and its Wholly-Owned Subsidiaries, intercompany loans, advances, or Indebtedness among the Company and its Wholly-Owned Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business), or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“Ipso Facto Event” means, in relation to an Australian Borrower, a Borrower is the subject of (a) an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act 2001 (Cth), or (b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

“Irish Guarantor” means any Guarantor incorporated under the laws of Ireland.

“IRS” means the United States Internal Revenue Service.

“IronPlanet” means IronPlanet Holdings, Inc., a Delaware corporation, and its Subsidiaries.

“IronPlanet Acquisition” means the Acquisition of IronPlanet pursuant to the terms of the IronPlanet Acquisition Agreement.

“IronPlanet Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of August 29, 2016 among the Company, Topaz Mergersub, Inc., IronPlanet Holdings, Inc., a Delaware corporation, and Fortis Advisors LLC, as representative for the indemnifying security-holders referred to therein, and all exhibits, schedules and annexes thereto.

“IronPlanet Acquisition Closing Date” means the date that the IronPlanet Acquisition is consummated.

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“IronPlanet Guarantors” means IronPlanet Holdings, Inc. and any Subsidiary of IronPlanet Holdings, Inc. in existence on the IronPlanet Acquisition Closing Date that is required to become a Guarantor pursuant to Section 6.13.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITA” means the United Kingdom Income Tax Act 2007.

“Japanese Borrower” means any Borrower organized under the Laws of Japan. As of the Closing Date, Ritchie Bros. Properties Japan K.K. and Ritchie Bros. Auctioneers (Japan) Kabushiki Kaisha were Japanese Borrowers. As of the Third Amendment Effective Date, Ritchie Bros. Properties Japan K.K. and Ritchie Bros. Auctioneers (Japan) Kabushiki Kaisha are Japanese Borrowers.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 6.13 executed and delivered by a Subsidiary in accordance with the provisions of Section 6.13 or any other documents as the Administrative Agent shall deem appropriate and reasonably request for such purpose.

“Judgment Currency” has the meaning specified in Section 11.19.

“Junior Financing” means Indebtedness of a Loan Party that is secured by the Collateral on a junior–priority basis with the Obligations or subordinated to the Obligations expressly by its terms (other than intercompany Indebtedness), in each case pursuant to an intercreditor agreement or subordination agreement on terms reasonably acceptable to the Administrative Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Advance” means, with respect to each Revolving A Lender, such Revolving A Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving A Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to any L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on Schedule 1.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.

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“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (i) Bank of America, through itself or through one of its designated Affiliates or branch offices, (ii) Royal Bank of Canada, through itself or through one of its designated Affiliates or branch offices, (iii) Wells Fargo Bank, N.A., Canadian Branch, through itself or through one of its designated Affiliates or branch offices, (iv) HSBC Bank Canada, through itself or through one of its designated Affiliates or branch offices, and/or (v) each other Lender selected by the Company as an L/C Issuer, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), in each case, in its capacity as issuer of Letters of Credit hereunder, with each of their respective successors in such capacity. In the event there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arranger” means each of BofA Securities and Royal Bank of Canada in its capacity as joint lead arranger and joint bookrunner.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means (a) any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit and (b) any bank guaranty to secure the payment of financial obligations (or the performance of non-financial obligations) of the Company or any Subsidiary. A Letter of Credit may be a commercial letter of credit, a standby letter of credit or bank guaranty. Letters of Credit may be issued in Dollars or in an Alternative Currency. Notwithstanding anything to the contrary contained herein, a letter of credit or bank guaranty issued by an L/C Issuer other than Bank of America (or a designated Affiliate thereof) shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified of the issuance thereof by the applicable L/C Issuer and has confirmed availability under the Aggregate Revolving A Commitments and the Letter of Credit Sublimit with the applicable L/C Issuer.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

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“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means Dollars, Sterling and Yen, in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving A Loan, Revolving B Loan, Swing Line Loan or the Delayed-Draw Term Loan, and shall include, as the context requires, any Incremental Facility Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Designated Borrower Joinder Agreement, the Collateral Documents, any Autoborrow Agreement, each Incremental Facility Amendment, the Intercreditor Agreement (if any), the Fee Letter (but specifically excluding Secured Hedge Agreements, Secured Cash Management Agreements and Secured Foreign Credit Facilities) and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14.

“Loan Notice” means a notice of (a) a Borrowing of Loans (other than Swing Line Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of a Borrower.

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“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Long-Term Financing” means secured or unsecured Indebtedness of the Company consisting of term loans or debt securities (including private placement notes) in an aggregate principal amount not to exceed $600,000,000 that has been incurred solely for purposes of financing the IronPlanet Acquisition and related transactions; provided that if such Indebtedness is secured by Liens on assets of the Company or any of its Subsidiaries (other than, in the case of debt securities issued into escrow, Liens on the proceeds of such debt securities and any cash or Cash Equivalents consisting of prefunded accrued interest in respect of such debt securities), it shall be subject to an Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation or has its Facility Office by any Governmental Authority.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party.

“Material Subsidiary” means (a) each Loan Party and (b) each Subsidiary of the Company whose working capital plus fixed assets represent 5% or more of the consolidated working capital plus consolidated fixed assets of the Company and its Subsidiaries, on a consolidated basis.

“Maturity Date” means October 27, 2023; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Mexican Guarantor” means any Guarantor incorporated under the laws of the United Mexican States.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Minimum Guaranty Requirement” has the meaning specified in Section 6.13.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance or Recovery Event, net of (a) costs incurred in connection therewith (including legal, accounting and investment banking fees, sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other related expenses and brokerage, consultant and other customary fees), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; (d) in the case of a Disposition or Recovery Event or similar proceeding, (i) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such Disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds occurring on the date of such reduction solely to the extent that the Company or any Subsidiary receives cash in an amount equal to the amount of such reduction, and (ii) the amount of any liabilities directly associated with such asset and retained by the Company or any Subsidiary and (e) the amount of any reserves established by the Company or any Subsidiary to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Cash Proceeds in the amount of such reduction; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Recovery Event.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency. As of the Third Amendment Effective Date, the Non-LIBOR Quoted Currencies are Euro, Canadian Dollars and Australian Dollars.

“North American Loan Party” means any Canadian Borrower, Canadian Guarantor, U.S. Borrower or U.S. Guarantor.

“Note” has the meaning specified in Section 2.11(a).

“Obligations” means with respect to each Loan Party (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (ii) all obligations of any Loan Party or any Subsidiary owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements and (iii) all obligations of any Loan Party or any Subsidiary owing to a Foreign Credit Facilities Bank in respect of Secured Foreign Credit Facilities, in each case identified in clauses (i), (ii) and (iii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

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“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan (other than a Multiemployer Plan)) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means (a) the IronPlanet Acquisition and (b) any other Acquisition (other than a Hostile Acquisition) by any Loan Party or any Subsidiary, provided that, in the case of this clause (b), (i) no Event of Default shall have occurred and be continuing on the date of consummation of such Acquisition or would result from such Acquisition, (ii) the Company is in compliance with Section 7.07 upon giving effect to such Acquisition, and (iii) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that the Loan Parties would be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) on a Pro Forma Basis.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to the terms of Section 7.01.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the Loan Parties and their Subsidiaries that are Disposed of in the ordinary course of business; (c) Dispositions of property to the Company or any Subsidiary; provided, that (i) if the transferor of such property is a North American Loan Party then the transferee thereof must be a North American Loan Party and (ii) if the transferor of such property is a Loan Party that is not a North American Loan Party then the transferee thereof must be a Loan Party; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others (including licenses of IP Rights), and terminations thereof not interfering in any material respect with the business of the Company and its Subsidiaries; (f) the sale or Disposition of cash and Cash Equivalents for fair market value; (g) Dispositions of obsolete or worn-out equipment, whether now owned or hereafter acquired, in the ordinary course of business; (h) the abandonment of IP Rights no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries; (i) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (j) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02, 7.04 and 7.06 (in each case other than by reference to Section 7.05); (k) the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims by the Company or any Subsidiary in the ordinary course of business; (l) the unwinding of any Swap Contract pursuant to its terms; (m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (n) the issuance or sale of shares of any Subsidiary’s Equity Interests to qualify directors if required by applicable Law; and (o) Dispositions of property or assets subject to a Recovery Event.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate with respect to which the Company may have liability (other than a Multiempoyer Plan) is required to contribute on behalf of any of its employees other than a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“PPSA” means the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Pro Forma Basis” means, with respect to compliance with any financial test, covenant or ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of the financial covenants set forth in Section 7.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) after giving effect to the applicable transaction on a Pro Forma Basis.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.22.

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“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a U.S. Swing Line Loan at any time a U.S. Autoborrow Agreement is not in effect, a U.S. Swing Line Loan Notice and (d) with respect to a Canadian Swing Line Loan at any time a Canadian Autoborrow Agreement is not in effect, a Canadian Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, general counsel, secretary, assistant secretary, managing director or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Company’s or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving A Commitment” means, as to each Revolving A Lender, its obligation to (a) make Revolving A Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving A Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving A Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement. Revolving A Commitments shall include any Incremental Revolving Commitment in the form of additional Revolving A Commitments.

“Revolving A Credit Exposure” means, as to any Revolving A Lender at any time, the aggregate Outstanding Amount at such time of its Revolving A Loans and its participation in L/C Obligations and Swing Line Loans at such time.

“Revolving A Lender” any Person that has a Revolving A Commitment or a portion of the Total Revolving A Outstandings, and its successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Revolving A Loan” has the meaning specified in Section 2.01(a).

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“Revolving B Commitment” means, as to each Revolving B Lender, its obligation to make Revolving B Loans to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving B Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving B Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement. Revolving B Commitments shall include any Incremental Revolving Commitment in the form of additional Revolving B Commitments.

“Revolving B Credit Exposure” means, as to any Revolving B Lender at any time, the aggregate Outstanding Amount at such time of its Revolving B Loans.

“Revolving B Lender” any Person that has a Revolving B Commitment or a portion of the Total Revolving B Outstandings, and its successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Revolving B Loan” has the meaning specified in Section 2.01(b).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary and any Cash Management Bank with respect to such Cash Management Agreement. For the avoidance of doubt, a holder of Obligations in respect of Secured Cash Management Agreements shall be subject to the last paragraph of Section 8.03 and Section 9.11.

“Secured Foreign Credit Facilities” means (a) the Chinese Facilities, (b) the Indian Facilities, (c) the Singapore Facilities and (d) any other lines of credit, credit agreements or similar facilities or extensions of credit made by a Foreign Credit Facilities Bank to one or more International Subsidiaries (other than, except as otherwise agreed by the Administrative Agent, Subsidiaries organized under the Laws where any then-exiting Loan Party is organized) in an aggregate principal amount under this clause (d) not to exceed $50,000,000 at any one time outstanding; notwithstanding the foregoing, any of the facilities described in clauses (a) through (d) above that are provided by Person that is not the Administrative Agent or an Affiliate thereof shall not constitute a Secured Foreign Credit Facility until (i) a Secured Party Designation Notice has been delivered to the Administrative Agent and (ii) the Company has acknowledged in writing that such Secured Foreign Credit Facility does not cause the limitations on the aggregate principal amount of Secured Foreign Credit Facilities permitted by this Agreement to be exceeded.

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“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank with respect to such Swap Contract. For the avoidance of doubt, a holder of Obligations in respect of Secured Hedge Agreements shall be subject to the last paragraph of Section 8.03 and Section 9.11.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01A.

“Security Agreement” means the security and pledge agreement substantially in the form of Exhibit 1.01C hereto (with such changes as may be agreed by the Administrative Agent and the Company), among the Administrative Agent for the benefit of the holders of the Obligations and certain Loan Parties.

“Singapore Facilities” means the line of credit and other extensions of credit provided by a Foreign Credit Facilities Bank to one or more Wholly-Owned Subsidiaries of the Company that are incorporated under the laws of Singapore, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able (and is not deemed or presumed under applicable Law to be unable) to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

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“Specified Acquisition” means any Permitted Acquisition (other than the IronPlanet Acquisition) with a purchase price in excess of $75,000,000 that is designated in writing to the Administrative Agent by the Company as a “Specified Acquisition” prior to the date of consummation of such Permitted Acquisition.

“Specified Acquisition Period” means, with respect to any Specified Acquisition, the period of four consecutive fiscal quarters commencing with the fiscal quarter in which consummation of the applicable Specified Acquisition occurs; provided that the Company shall have delivered to the Administrative Agent a written request that a Specified Acquisition Period shall be invoked.

“Specified Loan Party” has the meaning specified in Section 10.08.

“Specified Representations” means the representations and warranties of the Loan Parties (including the IronPlanet Guarantors ) made in subclause (a) of Sections 5.01 (other than with respect to organization or formation, and good standing), subclause (b)(ii) of Sections 5.01 (other than with respect to governmental licenses, authorizations, consents and approvals), subclause (a) of Section 5.02, subclause (c) of Section 5.02 (solely with respect to Laws described in Sections 7.15 and 7.16 hereof), Section 5.04, Section 5.14, Section 5.18 (after giving effect to the consummation of the IronPlanet Acquisition, the Borrowing of the Delayed-Draw Term Loan and the payment of the fees and costs associated with the IronPlanet Acquisition), and Section 5.19 (but only with respect to (i) assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or PPSA and (ii) the pledge and perfection of security interests in Equity Interests of the Company’s Subsidiaries (excluding delivery of stock certificates of IronPlanet and its Subsidiaries to the extent not received from IronPlanet at least two Business Days prior to the IronPlanet Acquisition Closing Date)).

“Specified Transaction” means (a) any Investment that results in a Person becoming a Subsidiary, (b) any Permitted Acquisition, (c) any Disposition that results in a Subsidiary ceasing to be a Subsidiary, (d) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, (e) any Disposition of a business unit, line of business or division of the Company or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or (f) any proposed incurrence of Indebtedness, payment in respect of Indebtedness or other transaction in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

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“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means the Canadian Swing Line Lender and the U.S. Swing Line Lender. References herein and in the other Loan Documents to the Swing Line Lender shall be deemed to refer to the Swing Line Lender in respect of the applicable Swing Line Loans or to all Swing Line Lenders, as the context requires.

“Swing Line Loan” means a Canadian Swing Line Loan and/or a U.S. Swing Line Loans, as the context requires.

“Swing Line Loan Notice” means a Canadian Swing Line Loan Notice and/or a U.S. Swing Line Loan Notice, as the context requires.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of a Loan is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA.

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a UK Payment, other than a deduction or withholding for or on account of FATCA.

“Tax Payment” means either the increase in a payment made by a Borrower to a Lender under Section 3.01(a), (b) or (f).

“Term Lender” any Person that has a Delayed-Draw Term Loan Commitment, a commitment in respect of an Incremental Term Facility or a portion of an outstanding Term Loan, and its successors and assigns.

“Term Loan” means the Delayed-Draw Term Loan or any Incremental Term Loan.

“Term SOFR” means the forward-looking term rate for any period (a) that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period”, (b) that is based on SOFR and (c) that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Threshold Amount” means $35,000,000.

“Third Amendment Effective Date” means August 14, 2020.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, all Swing Line Loans and all L/C Obligations.

“Total Revolving B Outstandings” means the aggregate Outstanding Amount of all Revolving B Loans.

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“Treaty State” means a country which has a double taxation treaty (a “Treaty”) in force with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, Canadian Prime Rate Loan or a Eurocurrency Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Bank Lender” means a Lender which is (a) is a “bank” (as defined for the purposes of section 879 of the ITA in section 991 of the ITA) and within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that Loan or would be within such charge as respects such payments apart from section 18A of CTA and or (b) was a “bank” (as defined for the purposes of section 879 of the ITA in section 991 of the ITA) at the time that Loan was made, and was within the charge to United Kingdom corporation tax as respect any payments of interest made in respect of that Loan.

“UK Borrower” means any Borrower that is incorporated in the United Kingdom. As of the Closing Date, the UK Borrower was Ritchie Bros. UK Limited. As of the Third Amendment Effective Date, the UK Borrower is Ritchie Bros. UK Limited.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Guarantor” means any Guarantor incorporated in the United Kingdom.

“UK Non-Bank Lender” means a Lender which is: (i) is a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a partnership each member of which is: (a) a company so resident in the United Kingdom; or (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Qualifying Lender” means a Lender which is beneficially entitled to payments to that Lender in respect of a Loan and is: (a) a UK Bank Lender; (b) a UK Non-Bank Lender; or (c) a UK Treaty Lender.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Treaty Lender” means in relation to a payment of interest on a Loan, a Lender which is: (i) treated as resident in a Treaty State for the purposes of the Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment and does not perform professional services from a fixed base in the United Kingdom in either case with which that Lender’s participation in the Loan is effectively connected; and (iii) fulfils any other conditions which must be fulfilled under the Treaty and by residents of the Treaty State for such residents to obtain the full exemption from Tax imposed on interest payments made by the Obligors under a relevant Loan (including, for the avoidance of doubt, any conditions relating to the interest or the method of computation or calculation of the interest), subject to the completion of any necessary procedural formalities.

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“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Autoborrow Agreement” has the meaning specified in Section 2.04A(b)(ii).

“U.S. Borrower” means any Borrower that is organized under the Laws of any state of the United States or the District of Columbia. As of the Third Amendment Effective Date, the U.S. Borrowers are Ritchie Bros. Holdings Inc., Ritchie Bros. Holdings (America) Inc., Ritchie Bros. Properties Inc., and Ritchie Bros. Auctioneers (America) Inc.

“U.S. Guarantor” means any Guarantor that is organized under the Laws of any state of the United States or the District of Columbia.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“U.S. Subsidiary” means any Subsidiary that is organized under the Laws of any state of the United States or the District of Columbia.

“U.S. Swing Line Commitment” means, as to the U.S. Swing Line Lender, its obligation to make U.S. Swing Line Loans pursuant to Section 2.04A in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the U.S. Swing Line Lender’s name on Schedule 1.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.

“U.S. Swing Line Lender” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of U.S. Swing Line Loans, or any successor U.S. swing line lender hereunder.

“U.S. Swing Line Loan” has the meaning specified in Section 2.04A(a).

“U.S. Swing Line Loan Notice” means a notice of a Borrowing of U.S. Swing Line Loans pursuant to Section 2.04A(b), which shall be substantially in the form of Exhibit 2.04A or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“U.S. Swing Line Sublimit” means an amount equal to $25,000,000. The U.S. Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(h)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than nominal shares and directors’ qualifying shares mandated by applicable Law), on a fully-diluted basis, are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02	Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, Preliminary Statements of and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

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(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)            Without prejudice to the generality of any provision of this Agreement, for all other purposes pursuant to which the interpretation or construction of this Agreement, any Collateral Document or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property” and an “easement” shall be deemed to include a “servitude”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “lien”, “mortgage” and “charge” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording financing statements shall be deemed to include publication under the Civil Code of Quebec, and all references to releasing any lien shall be deemed to include a release, discharge and mainlevée of a hypothec, (vii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (viii) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall be deemed to include a “mandatary”, and (x) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” lien or security interest as against third parties, (xi) “construction liens” shall be deemed to include “legal hypothecs”, (xii) “joint and several” shall be deemed to include “solidary”, (xiii) “gross negligence or willful misconduct” shall be deemed to include “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) “survey” shall be deemed to include “certificate of location and plan”, (xvi)  “fee simple title” shall be deemed to include “absolute ownership”, (xvii) “accounts” shall be deemed to include “claims”, and (xviii) “guarantee” or “guarantor” shall be deemed to include “suretyship” or “surety”.

(e)            Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

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1.03	Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent (for transmittal to the Lenders) financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)            Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 7.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any Disposition of a line of business or division of any Loan Party or Subsidiary, or (iii) any Acquisition, in each case, occurring during the applicable period.

1.04	Rounding.

Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05	Exchange Rates; Currency Equivalents.

(a)            The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

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(b)            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(c)            The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(d)            Notwithstanding anything to the contrary contained herein, if any Delayed-Draw Term Loan is denominated in Canadian Dollars, the Spot Rate therefor shall be fixed as of the date of the Borrowing thereof for the term of this Agreement.

1.06	Additional Alternative Currencies.

(a)            The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “LIBOR Quoted Currency” or “Non-LIBOR Quoted Currency”; provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be a LIBOR Quoted Currency to the extent that there is published LIBOR rate for such currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders obligated to make Credit Extensions in such currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each affected Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each affected Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

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(c)            Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the affected Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that a Eurocurrency Rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable, for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be a LIBOR Quoted Currency or a Non-LIBOR Quoted Currency, as applicable, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.07        Change of Currency.

(a)            Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)            Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)            Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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1.09	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10	Australian Code of Banking Practice.

The parties agree that the Australian Banking Code of Practice (2020, as published by the Australian Banking Association, as amended or revised from time to time) shall not apply to the Loan Documents or the transactions thereunder.

1.11	Pro Forma Calculations.

(a)            Notwithstanding anything to the contrary herein, the Consolidated Leverage Ratio, Consolidated EBITDA and Consolidated Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.11.

(b)            For purposes of calculating the Consolidated Leverage Ratio, Consolidated EBITDA and Consolidated Interest Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have occurred (i) during the applicable measurement period or (ii) subsequent to such measurement period and prior to or simultaneously with the Specified Transaction for which the calculation of any such ratio or amount is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable measurement period. If since the beginning of any applicable measurement period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Subsidiaries since the beginning of such measurement period shall have consummated any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then the Consolidated Leverage Ratio, Consolidated EBITDA and Consolidated Interest Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.

(c)            If in connection with a Specified Transaction, the Company or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Consolidated Leverage Ratio, Consolidated EBITDA and the Consolidated Interest Coverage Ratio, as the case may be, (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the Specified Transaction for which the calculation of any such ratio is made, then the Consolidated Leverage Ratio, Consolidated EBITDA and the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of such Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable measurement period, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

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ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Revolving Loans and Delayed-Draw Term Loan.

(a)            Revolving A Loans. Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrowers (other than Australian Borrowers or Japanese Borrowers) in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving A Lender’s Revolving A Commitment; provided, however, that after giving effect to any Borrowing of Revolving A Loans, (i) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (ii) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment and (iii) the aggregate Outstanding Amount of all Revolving A Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving A Lender’s Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving A Loans may be Base Rate Loans, Canadian Prime Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein.

(b)            Revolving B Loans. Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving B Lender’s Revolving B Commitment; provided, however, that after giving effect to any Borrowing of Revolving B Loans, (i) the Total Revolving B Outstandings shall not exceed the Aggregate Revolving B Commitments, and (ii) the Revolving B Credit Exposure of any Revolving B Lender shall not exceed such Revolving B Lender’s Revolving B Commitment. Within the limits of each Revolving B Lender’s Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving B Loans may be Base Rate Loans, Canadian Prime Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans. Notwithstanding the foregoing, (x) Loans denominated in Australian Dollars are only available to Australian Borrowers, and Australian Borrowers may only borrow Loans denominated in Australian Dollars and (y) Loans denominated in Yen are only available to Japanese Borrowers, and Japanese Borrowers may only borrow Loans denominated in Yen.

(c)            Delayed-Draw Term Loan. Subject to the terms and conditions set forth herein, each Term Lender with a Delayed-Draw Term Loan Commitment severally agrees to make its portion of a term loan to the Company and/or Ritchie Bros. Auctioneers (Canada) Ltd. in Dollars or Canadian Dollars in up to five (5) Borrowings which shall all be made on a single Business Day during the Availability Period in an amount not to exceed such Term Lender’s Delayed-Draw Term Loan Commitment (such Borrowings, individually and collectively, the “Delayed-Draw Term Loan”). Amounts repaid on the Delayed-Draw Term Loan may not be reborrowed. The Delayed-Draw Term Loan may consist of Base Rate Loans (to the extent that the initial Borrowing thereof was in Dollars), Canadian Prime Rate Loans (to the extent that the initial Borrowing thereof was in Canadian Dollars) or Eurocurrency Rate Loans, or a combination thereof, as further provided herein.

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2.02	Borrowings, Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (x) 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) except as otherwise provided in this Section 2.02(a), three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or of any conversion of Eurocurrency Rate Loans denominated in Canadian Dollars to Canadian Prime Rate Loans, as applicable, (iii) on the requested date of any Borrowing of Canadian Prime Rate Loans, and (iv) on the requested date of any Borrowing of Base Rate Loans, (y) 1:00 p.m. four (4) Business Days prior to the requested date of any Borrowing of, or continuation of, Eurocurrency Loans denominated in Australian Dollars and (z) 1:00 p.m. four (4) Business Days prior to the requested date of any Borrowing of, or continuation of, Eurocurrency Loans denominated in Yen. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, or continuation of Eurocurrency Loans denominated in Australian Dollars shall be in a principal amount of AUS$200,000 or a whole multiple of AUS$50,000 in excess thereof. Each Borrowing of, or continuation of, Eurocurrency Loans denominated in Yen shall be in a principal amount of ¥20,000,000 or a whole multiple of ¥50,000 in excess thereof. Each Borrowing of, or continuation of, Eurocurrency Loans denominated in Sterling shall be in a principal amount of £200,000 or a whole multiple of £50,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04A(c) and 2.04B(c), each Borrowing of or conversion to Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed. Except as provided in Section 2.01(b), if a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of a Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans or Canadian Prime Rate Loans, if applicable; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency (other than Canadian Dollars), such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

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(b)            Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans or Canadian Prime Rate Loans, if applicable, or continuation of Loans denominated in a currency other than Dollars or Canadian Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in (i) Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01) or (ii) Section 4.03 in the case of the initial Borrowing of the Delayed-Draw Term Loan, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing of Revolving A Loans denominated in Dollars is given by a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the applicable Borrower as provided above.

(c)            Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)            The Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.

(e)            After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect, or such greater number as the Administrative Agent may agree in its sole discretion.

(f)            This Section 2.02 shall not apply to Swing Line Loans.

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2.03	Letters of Credit.

(a)	The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (y) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate Outstanding Amount of all Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms hereof.

(ii)	The L/C Issuer shall not issue any Letter of Credit if:

(A)            subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Revolving A Lenders (other than Defaulting Lenders) holding a majority of the Revolving A Credit Exposure have approved such expiry date; or

(B)             the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving A Lenders have approved such expiry date.

(iii)	The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

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(B)             the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)             except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)             the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(E)             any Revolving A Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F)             such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)             such Letter of Credit consists of a bank guaranty.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

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(b)	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least one (1) Business Day (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)          If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

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(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)	Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving A Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving A Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(ii)           Each Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated deposits in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving A Loans that are Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving A Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving A Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving A Lender funds its Revolving A Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving A Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Revolving A Lender’s obligation to make Revolving A Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving A Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(vi)           If any Revolving A Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving A Lender such Revolving A Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving A Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)            If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving A Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving A Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)            the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;

(v)           honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)          any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)         any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms and conditions of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)        any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary;

provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers as provided herein) suffered by the Company or any Subsidiary to the extent caused by the L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)            Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h)            Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving A Lender in accordance, subject to Section 2.15, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, (x) the amount of such Letter of Credit shall be determined in accordance with Section 1.09 and (y) each bank guaranty shall be treated as a standby Letter of Credit. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit (which shall include for this purpose any bank guaranty), at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)            Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)            Additional L/C Issuers; Monthly Reports. Subject to the prior approval of the Administrative Agent, not be unreasonably withheld, the Company may appoint another Lender as an L/C Issuer. Upon such appointment, such Person shall become an L/C Issuer, be entitled to all the benefits and subject to the obligations of an L/C Issuer hereunder with respect to Letters of Credit issued by it. The Company may select which L/C Issuer it requests to issue a Letter of Credit if there are multiple L/C Issuers. The Administrative Agent, the Company and any L/C Issuer appointed as such after the Closing Date may amend this Agreement as the Administrative Agent reasonably determines is necessary or appropriate to reflect such appointment. Each L/C Issuer shall provide to the Administrative Agent a list of outstanding Letters of Credit issued by it (together with type and amounts) on a monthly basis.

2.04A     U.S. Swing Line Loans.

(a)            U.S. Swing Line Facility. Subject to the terms and conditions set forth herein, the U.S. Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04A, may in its sole discretion subject to the terms of any U.S. Autoborrow Agreement make loans (each such loan, a “U.S. Swing Line Loan”) to the U.S. Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit or the U.S. Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any U.S. Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment, (ii) the U.S. Borrowers shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan and (iii) the U.S. Swing Line Lender shall not be under any obligation to make any U.S. Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrowers may borrow under this Section 2.04A, prepay under Section 2.05, and reborrow under this Section 2.04A. Each U.S. Swing Line Loan shall be a Base Rate Loan; provided however, that if a U.S Autoborrow Agreement is in effect, the U.S. Swing Line Lender may, at its discretion, provide for an alternate rate of interest on U.S. Swing Line Loans under the U.S. Autoborrow Agreement with respect to any U.S. Swing Line Loans for which the U.S. Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such U.S. Swing Line Loans pursuant to Section 2.04A(c)). Immediately upon the making of a U.S. Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such U.S. Swing Line Loan.

(b)            Borrowing Procedures.

(i)            At any time a U.S. Autoborrow Agreement is not in effect, each Borrowing of U.S. Swing Line Loans shall be made upon the applicable Borrower’s irrevocable notice to the U.S. Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a U.S. Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the U.S. Swing Line Lender and the Administrative Agent of a U.S. Swing Line Loan Notice. Each such U.S. Swing Line Loan Notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the U.S. Swing Line Lender of any U.S. Swing Line Loan Notice, the U.S. Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such U.S. Swing Line Loan Notice and, if not, the U.S. Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the U.S. Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Borrowing of U.S. Swing Line Loans (A) directing the U.S. Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04A(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the U.S. Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such U.S. Swing Line Loan Notice, make the amount of its U.S. Swing Line Loan available to the applicable U.S. Borrower.

(ii)            In order to facilitate the borrowing of U.S. Swing Line Loans, the U.S. Borrowers and the U.S. Swing Line Lender may mutually agree to, and are hereby authorized to, enter into a U.S. Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the U.S. Swing Line Lender (the “U.S. Autoborrow Agreement”) providing for the automatic advance by the U.S. Swing Line Lender of U.S. Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time a U.S. Autoborrow Agreement is in effect, the requirements for borrowings of U.S. Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of U.S. Swing Line Loans under the U.S. Autoborrow Agreement shall be made in accordance with the U.S. Autoborrow Agreement. For purposes of determining the Outstanding Amount under the Aggregate Revolving A Commitments at any time during which a U.S. Autoborrow Agreement is in effect, the Outstanding Amount of all U.S. Swing Line Loans shall be deemed to be Outstanding Amount of U.S. Swing Line Loans at such time plus the maximum amount available to be borrowed under the U.S. Autoborrow Agreement. For purposes of any borrowing of U.S. Swing Line Loans pursuant to the U.S. Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as U.S. Swing Line Lender hereunder.

(c)            Refinancing of U.S. Swing Line Loans.

(i)            The U.S. Swing Line Lender at any time in its sole discretion may request, on behalf of the U.S. Borrowers (which hereby irrevocably authorizes the U.S. Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Revolving A Loan that is a Base Rate Loan in an amount equal to such Revolving A Lender’s Applicable Percentage of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02. The U.S. Swing Line Lender shall furnish the U.S. Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable U.S. Swing Line Loan) for the account of the U.S. Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04A(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the U.S. Swing Line Lender.

(ii)            If for any reason any U.S. Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04A(c)(i), the request for Revolving A Loans that are Base Rate Loans submitted by the U.S. Swing Line Lender as set forth herein shall be deemed to be a request by the U.S. Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the U.S. Swing Line Lender pursuant to Section 2.04A(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving A Lender fails to make available to the Administrative Agent for the account of the U.S. Swing Line Lender any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.04A(c) by the time specified in Section 2.04A(c)(i), the U.S. Swing Line Lender shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the U.S. Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the U.S. Swing Line Lender in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of the U.S. Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.04A(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving A Lender may have against the U.S. Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04A(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrowers to repay U.S. Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving A Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the U.S. Swing Line Lender receives any payment on account of such U.S. Swing Line Loan, the U.S. Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage thereof in the same funds as those received by the U.S. Swing Line Lender.

(ii)            If any payment received by the U.S. Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the U.S. Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the U.S. Swing Line Lender in its discretion), each Revolving A Lender shall pay to the U.S. Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the U.S. Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of U.S. Swing Line Lender. The U.S. Swing Line Lender shall be responsible for invoicing the U.S. Borrowers for interest on the U.S. Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Base Rate Loans, or risk participation pursuant to this Section 2.04A to refinance such Revolving A Lender’s Applicable Percentage of any U.S. Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the U.S. Swing Line Lender.

(f)            Payments Directly to U.S. Swing Line Lender. The U.S. Borrowers shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the U.S. Swing Line Lender.

2.04B     Canadian Swing Line Loans.

(a)            Canadian Swing Line Facility. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04B, may in its sole discretion subject to the terms of any Canadian Autoborrow Agreement make loans (each such loan, a “Canadian Swing Line Loan”) to the Canadian Borrowers in Canadian Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit or the Canadian Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any Canadian Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment and (C) the aggregate Outstanding Amount of all Revolving A Loans and Canadian Swing Line Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (ii) the Canadian Borrowers shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan and (iii) the Canadian Swing Line Lender shall not be under any obligation to make any Canadian Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. For purposes of determining the Outstanding Amount under the Aggregate Revolving A Commitments at any time, the Outstanding Amount of all Canadian Swing Line Loans shall be deemed to be Outstanding Amount of Canadian Swing Line Loans at such time plus the maximum amount available to be borrowed under the Canadian Swing Line Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrowers may borrow under this Section 2.04B, prepay under Section 2.05, and reborrow under this Section 2.04B. Each Canadian Swing Line Loan shall be a Canadian Prime Rate Loan; provided however, that if a Canadian Autoborrow Agreement is in effect, the Canadian Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Canadian Swing Line Loans under the Canadian Autoborrow Agreement with respect to any Canadian Swing Line Loans for which the Canadian Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such Canadian Swing Line Loans pursuant to Section 2.04B(c)). Immediately upon the making of a Canadian Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Canadian Swing Line Loan.

(b)            Borrowing Procedures.

(i)            At any time a Canadian Autoborrow Agreement is not in effect, each Borrowing of Canadian Swing Line Loans shall be made upon the applicable Borrower’s irrevocable notice to the Canadian Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Canadian Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Canadian Swing Line Lender and the Administrative Agent of a Canadian Swing Line Loan Notice. Each such Canadian Swing Line Loan Notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of CAD$100,000 and integral multiples of CAD$100,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Canadian Swing Line Lender of any Canadian Swing Line Loan Notice, the Canadian Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Canadian Swing Line Loan Notice and, if not, the Canadian Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Borrowing of Canadian Swing Line Loans (A) directing the Canadian Swing Line Lender not to make such Canadian Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04B(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Canadian Swing Line Loan Notice, make the amount of its Canadian Swing Line Loan available to the applicable Canadian Borrower.

(ii)            In order to facilitate the borrowing of Canadian Swing Line Loans, the Canadian Borrowers and the Canadian Swing Line Lender may mutually agree to, and are hereby authorized to, (i) enter into a Canadian Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Canadian Swing Line Lender providing for the automatic advance by the Canadian Swing Line Lender of Canadian Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein, which shall be in addition to the conditions set forth herein and/or (ii) establish overdraft services linked to the Borrower’s checking accounts maintained with the Canadian Swing Line Lender (collectively (i) and (ii), the “Canadian Autoborrow Agreement”). At any time a Canadian Autoborrow Agreement is in effect, the requirements for borrowings of Canadian Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of Canadian Swing Line Loans under the Canadian Autoborrow Agreement shall be made in accordance with the Canadian Autoborrow Agreement. For purposes of any borrowing of Canadian Swing Line Loans pursuant to the Canadian Autoborrow Agreement, all references to Royal Bank of Canada shall be deemed to be a reference to Royal Bank of Canada, in its capacity as Canadian Swing Line Lender hereunder.

(c)            Refinancing of Canadian Swing Line Loans.

(i)            The Canadian Swing Line Lender at any time in its sole discretion may request, on behalf of the Canadian Borrowers (which hereby irrevocably authorizes the Canadian Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Revolving A Loan that is a Canadian Prime Rate Loan in an amount equal to such Revolving A Lender’s Applicable Percentage of the amount of Canadian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Canadian Prime Rate Loans but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02. The Canadian Swing Line Lender shall furnish the Canadian Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Canadian Swing Line Loan) for the account of the Canadian Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04B(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Canadian Prime Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Canadian Swing Line Lender.

(ii)            If for any reason any Canadian Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04B(c)(i), the request for Revolving A Loans that are Canadian Prime Rate Loans submitted by the Canadian Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the Canadian Swing Line Lender pursuant to Section 2.04B(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving A Lender fails to make available to the Administrative Agent for the account of the Canadian Swing Line Lender any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.04B(c) by the time specified in Section 2.04B(c)(i), the Canadian Swing Line Lender shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Canadian Swing Line Lender in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant Canadian Swing Line Loan, as the case may be. A certificate of the Canadian Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 2.04B(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving A Lender may have against the Canadian Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04B(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Canadian Borrowers to repay Canadian Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving A Lender has purchased and funded a risk participation in a Canadian Swing Line Loan, if the Canadian Swing Line Lender receives any payment on account of such Canadian Swing Line Loan, the Canadian Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage thereof in the same funds as those received by the Canadian Swing Line Lender.

(ii)            If any payment received by the Canadian Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is required to be returned by the Canadian Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Canadian Swing Line Lender in its discretion), each Revolving A Lender shall pay to the Canadian Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Canadian Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Canadian Swing Line Lender. The Canadian Swing Line Lender shall be responsible for invoicing the Canadian Borrowers for interest on the Canadian Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Canadian Prime Rate Loans, or risk participation pursuant to this Section 2.04B to refinance such Revolving A Lender’s Applicable Percentage of any Canadian Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Canadian Swing Line Lender.

(f)            Payments Directly to Canadian Swing Line Lender. The Canadian Borrowers shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.

2.05        Prepayments.

(a)            Voluntary Prepayments.

(i)            Loans (Other than Swing Line Loans). The Borrowers may, upon notice from a Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Loans (other than Swing Line Loans) in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, (3) one Business Day prior to any date of prepayment of Canadian Prime Rate Loans and (4) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans or Canadian Prime Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of the Delayed-Draw Term Loan shall be applied as directed by the Company (and in the absence of such direction, to the remaining principal amortization payments in direct order of maturity). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required in connection therewith pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)            U.S. Swing Line Loans. At any time the U.S. Autoborrow Agreement is not in effect, the Borrowers may, upon notice to the U.S. Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(iii)            Canadian Swing Line Loans. At any time the Canadian Autoborrow Agreement is not in effect, the Borrowers may, upon notice to the Canadian Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Canadian Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(b)            Mandatory Prepayments.

(i)            Revolving A Commitments and Revolving B Commitments.

(A)            If the Administrative Agent notifies the Borrowers that the Total Revolving A Outstandings at any time exceed the Aggregate Revolving A Commitments then in effect, the Borrowers shall promptly (and in any event with in one Business Day after receipt of such notice) prepay Revolving A Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving A Loans and Swing Line Loans the Total Revolving A Outstandings exceed the Aggregate Revolving A Commitments then in effect.

(B)            If the Administrative Agent notifies the Borrowers that the Total Revolving B Outstandings at any time exceed the Aggregate Revolving B Commitments then in effect, the Borrowers shall promptly (and in any event with in one Business Day after receipt of such notice)prepay Revolving B Loans in an aggregate amount equal to such excess.

(C)            If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Revolving A Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving A Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(ii)            Dispositions and Recovery Events. If the Consolidated Leverage Ratio as of the end of the most recently ended fiscal quarter for which financial statements of the Company are available is greater than 3.00 to 1.00 at the time that any Net Cash Proceeds are received by any Loan Party or any Subsidiary in respect of any Disposition (other than any Permitted Transfers) or Recovery Event, the Borrowers shall, within three (3) Business Days after such Net Cash Proceeds are so received, prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from such Disposition (other than Permitted Transfers) or Recovery Event; provided that, the Company or any Subsidiary may cause the Net Cash Proceeds from such event (or a portion thereof) to be invested within 365 days after receipt by the Company or any Subsidiary of such Net Cash Proceeds in the business of the Company and its Subsidiaries (including to consummate any Acquisition permitted hereunder but excluding investments in current assets), in which case no prepayment shall be required pursuant to this subsection in respect of the Net Cash Proceeds from such event (or such portion of such Net Cash Proceeds so invested) except to the extent of any such Net Cash Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Company or one or more Subsidiaries shall have entered into an agreement or binding commitment to invest such Net Cash Proceeds or portion thereof), at which time a prepayment shall be required in an amount equal to the Net Cash Proceeds that have not been so invested; provided further, that notwithstanding the foregoing, (A) no prepayment shall be required to the extent the aggregate amount of such Net Cash Proceeds received by any Loan Party or any Subsidiary with respect to such event does not exceed $10,000,000 and (B) the Borrowers may use a portion of such Net Cash Proceeds to prepay, redeem or repurchase any Indebtedness that ranks pari passu in right of payment priority with the Obligations and is secured by the Collateral on a pari passu basis with the Loans to the extent such Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Disposition or Recovery Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Indebtedness and the denominator of which is the aggregate outstanding principal amount of the Loans, L/C Obligations and such Indebtedness.

(iii)            Debt Issuances. No later than one (1) Business Day after receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iv)            Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A)            with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A), first, ratably to the L/C Borrowings and the Swing Line Loans (without any reduction in related Commitments), second, to the outstanding Revolving A Loans (without any reduction in related Commitments), and, third, to Cash Collateralize the remaining L/C Obligations; and

(B)            with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), to the outstanding Revolving B Loans (without any reduction in related Commitments);

(C)            with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), to the outstanding Revolving A Loans (without any reduction in related Commitments); and

(D)            with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii), first to the Delayed-Draw Term Loan (ratably to the remaining principal amortization payments), second, ratably to the L/C Borrowings and the Swing Line Loans (without any reduction in related Commitments), third, ratably to the outstanding Revolving Loans (without any reduction in related Commitments), and, fourth, to Cash Collateralize the remaining L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and Canadian Prime Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(v)            Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by an International Subsidiary (other than a Canadian Subsidiary) (each such Asset Sale an “International Asset Sale”) or the Net Cash Proceeds of any Recovery Event incurred by an International Subsidiary (other than a Canadian Subsidiary) (each such Recovery Event an “International Recovery Event”) are prohibited or delayed by applicable local Law (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) from being repatriated to the Borrowers to repay the Obligations pursuant to Section 2.05(b)(ii), the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Obligations at the time provided in Section 2.05(b)(ii), but may be retained by the applicable International Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation to the Borrowers (the Borrowers hereby agreeing to use, and cause their Subsidiaries to use, commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of the Company and its Subsidiaries that are not affected by such restrictions to make the relevant prepayment), and if and when the repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local Law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05 or (ii) to the extent that the Company has reasonably determined in good faith that repatriation to the Borrowers to repay the Obligations pursuant to Section 2.05(b)(ii) of any of or all the Net Cash Proceeds of any International Asset Sale or Net Cash Proceeds of any International Recovery Event attributable to International Subsidiaries (other than Canadian Subsidiaries) would have material adverse tax consequences with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay such Obligations at the time provided in Section 2.05(b)(ii), but may be retained by the applicable International Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds remain (the Borrowers hereby agreeing to use commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of the Company and its Subsidiaries that are not affected by such adverse tax consequences to make the relevant prepayment), and if and when the repatriation of any of such affected Net Cash Proceeds would no longer have materially adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05.

2.06       Termination or Reduction of Commitments.

(a)            Optional Reductions. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments or the Delayed-Draw Term Loan Commitments, or from time to time permanently reduce the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments or the Delayed-Draw Term Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving A Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving A Outstandings would exceed the Aggregate Revolving A Commitments, (iv) the Company shall not terminate or reduce the Aggregate Revolving B Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving B Outstandings would exceed the Aggregate Revolving B Commitments, and (v) if, after giving effect to any reduction of the Aggregate Revolving A Commitments, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving A Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments or the Delayed-Draw Term Loan Commitments. Any reduction of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments or the Delayed-Draw Term Loan Commitments, as applicable, shall be applied to the Revolving A Commitment of each Revolving A Lender, the Revolving B Commitment of each Revolving B Lender or the Delayed-Draw Term Loan Commitments, as applicable, in each case according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments or the Delayed-Draw Term Loan Commitments shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, if such reduction or termination notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(b)            Mandatory Reductions. All Delayed-Draw Term Loan Commitments shall automatically terminate at the end of the Availability Period applicable thereto.

2.07        Repayment of Loans.

(a)            Revolving A Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving A Loans outstanding on such date.

(b)            Revolving B Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving B Loans outstanding on such date.

(c)            Swing Line Loans. At any time an Autoborrow Agreement is in effect with respect to such Swing Line Loans, the Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time no Autoborrow Agreement is in effect with respect to such Swing Line Loans, the Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date fifteen (15) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

(d)            Delayed-Draw Term Loan. Each of the Company and Ritchie Bros. Auctioneers (Canada) Ltd. shall repay the outstanding principal amount of its Delayed-Draw Term Loan in the currency in which it was originally funded, in installments payable on the last day of each calendar quarter (i.e. March 31, June 30, September 30 and December 31), commencing on the first full calendar quarter after the Delayed-Draw Term Loan has been funded, with each such installment subsequent to the Third Amendment Effective Date being equal to 2.5% of the principal amount of the Delayed-Draw Term Loan outstanding on the Third Amendment Effective Date, in each case, as such installments may be adjusted as a result of prepayments made pursuant to Section 2.05, unless accelerated sooner pursuant to Section 8.02; provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Delayed-Draw Term Loan shall be due and payable on the Maturity Date.

2.08        Interest.

(a)            Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Rate applicable to such Loan; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate applicable to such Loan; (iii) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (iv) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate applicable to such Loan (or with respect to any U.S. Swing Line Loan advanced pursuant to a U.S. Autoborrow Agreement, such other rate as separately agreed in writing between the U.S. Borrowers and the U.S. Swing Line Lender); and (v) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Canadian Prime Rate plus the Applicable Rate applicable to such Loan (or with respect to any Canadian Swing Line Loan advanced pursuant to a Canadian Autoborrow Agreement, such other rate as separately agreed in writing between the Canadian Borrowers and the Canadian Swing Line Lender).

(b)           (i)             If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)            For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

2.09        Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)            Commitment Fees.

(i)            The Company shall pay to the Administrative Agent, for the account of the Revolving A Lenders in accordance with their respective Applicable Percentages, a commitment fee in Dollars equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving A Commitments exceed the sum of (y) the Outstanding Amount of Revolving A Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving A Commitments for purposes of determining this commitment fee. This commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. This commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii)            The Company shall pay to the Administrative Agent, for the account of the Revolving B Lenders in accordance with their respective Applicable Percentage, a commitment fee in Dollars equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving B Commitments exceed the Outstanding Amount of Revolving B Loans, subject to adjustment as provided in Section 2.15. This commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. This commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(iii)           The Company shall pay to the Administrative Agent, for the account of each Term Lender with a Delayed-Draw Term Loan Commitment in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (A) the Applicable Rate times (B) the actual daily amount of its Delayed-Draw Term Loan Commitment, subject to adjustment as provided in Section 2.15. This commitment fee shall accrue at all times prior to the termination of the Delayed-Draw Term Loan Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date. This commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)            Other Fees.

(i)            The Company shall pay to BofA Securities and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)            All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and Loans denominated in Canadian Dollars or Australian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)          If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under this Agreement. The Borrowers’ obligations under this paragraph shall survive for one year following the termination of the Commitments and the repayment of all other Obligations hereunder.

2.11       Evidence of Debt.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12       Payments Generally; Administrative Agent’s Clawback.

(a)          General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)          (i)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)          Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)          Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13       Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14       Cash Collateral.

(a)          Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c) or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)          Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines and notifies the Company in writing that Cash Collateral is subject to any Lien in favor of any Person other than the Administrative Agent, the L/C Issuer or the Lenders as herein provided (other than Liens permitted under Section 7.01(a) or Section 7.01(m)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15       Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)          With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Revolving A Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b)          Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Revolving A Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving A Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving A Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c)          Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d)          Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16       Incremental Facility Loans

(a)          Incremental Facility Loans. Subject to the terms and conditions set forth herein, the Company shall have the right, from time to time after the consummation of the IronPlanet Acquisition or the termination of the Delayed-Draw Term Loan Commitments, and upon at least five Business Days’ prior written notice to the Administrative Agent (an “Incremental Request”), to request to add one or more additional tranches of term loans (“Incremental Term Loans”; and any credit facility for providing for any Incremental Term Loans being referred to as an “Incremental Term Facility”) and/or increase the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments (the “Incremental Revolving Commitments”; and revolving loans made thereunder the “Incremental Revolving Loans”); the Incremental Revolving Loans, together with the Incremental Term Loans are referred to herein as the “Incremental Facility Loans”) subject, however, in any such case, to satisfaction of the following conditions precedent:

(i)           the aggregate amount of all Incremental Revolving Commitments and Incremental Term Loans effected pursuant to this Section 2.16 shall not exceed $50,000,000;

(ii)          on the date on which any Incremental Facility Amendment is to become effective, both immediately prior to and immediately after giving effect to the incurrence of such Incremental Facility Loans and any related transactions, no Default shall have occurred and be continuing;

(iii)         on the date on which any Incremental Facility Amendment is to become effective, after giving effect to the incurrence of such Incremental Facility Loans to be made on such date and any related transactions, on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 7.11;

(iv)         the representations and warranties set forth in Article V shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date on which such Incremental Facility Amendment is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date;

(v)          such Incremental Facility Loans shall be in a minimum amount of $25,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts as agreed by the Administrative Agent);

(vi)         any Incremental Revolving Commitments shall be made on the same terms and provisions (other than upfront fees) as apply to the existing Revolving A Commitments or Revolving B Commitments, as applicable, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from the existing revolving credit facility set forth in Section 2.01(a) or 2.01(b), as applicable;

(vii)        any Incremental Term Loans shall: (A) rank pari passu in right of payment priority with the other Term Loans hereunder, (B) share ratably with the other Loans in rights in the Collateral (if applicable) and the Guaranty, (C) have a maturity date that is no earlier than the Maturity Date, (D) have a Weighted Average Life to Maturity that is no shorter than the Weighted Average Life to Maturity of the Delayed-Draw Term Loan (it being understood that, subject to the foregoing, the amortization schedule applicable to such Incremental Term Loans shall be determined by the Company and the Lenders of such Incremental Term Loans) and (E) otherwise be on terms reasonably satisfactory to the Administrative Agent, provided that, such terms and documentation relating to such Incremental Term Loans shall be on terms not materially more onerous, taken as a whole, to the Company and its Subsidiaries than the existing Term Loans (except to the extent permitted above or below with respect to the maturity date, amortization and interest rate and other than terms which are applicable only after the Maturity Date);

(viii)       in the case of any Incremental Term Loans, such Incremental Term Loans shall not have an All-In Yield that is greater than the All-In Yield payable pursuant to the terms of this Agreement (as amended through the date of such calculation) with respect to the Delayed-Draw Term Loan plus 50 basis points per annum, unless the interest rate with respect to the Delayed-Draw Term Loan shall be increased (pursuant to the applicable Incremental Facility Amendment) so as to cause the then applicable All-In Yield under this Agreement on the Delayed-Draw Term Loan to equal the All-In Yield then applicable to such Incremental Term Loans minus 50 basis points per annum;

(ix)          in the case of any Incremental Facility Loans, the Administrative Agent shall have received additional commitments in a corresponding amount of such requested Incremental Facility Loans from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional commitment); and

(x)           the Administrative Agent shall have received customary closing certificates and legal opinions and all other documents (including resolutions of the board of directors of the Loan Parties) it may reasonably request relating to the corporate or other necessary authority for such Incremental Facility Loans and the validity of such Incremental Facility Loans, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)          Each Incremental Term Facility and any Incremental Revolving Commitments shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.16 (and subject to the limitations set forth in the immediately preceding paragraph), executed by the Loan Parties, the Administrative Agent and each Lender providing a portion of the Incremental Term Facility and/or Incremental Revolving Commitments, as applicable; which such amendment, when so executed, shall amend this Agreement as provided therein. Each Incremental Facility Amendment shall also require such amendments to the Loan Documents, and such other new Loan Documents, as the Administrative Agent reasonably deems necessary or appropriate to effect the modifications and credit extensions permitted by this Section 2.16. Neither any Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than the Lenders providing such Incremental Term Loans and/or Incremental Revolving Commitments, as applicable, and the Administrative Agent, in order to be effective. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth above and as such other conditions as requested by the Lenders under the Incremental Facility established in connection therewith.

2.17       Designated Borrowers

(a)          Effective as of the Closing Date, Ritchie Bros. Holdings Ltd., a Canadian corporation, Ritchie Bros. Properties Ltd., a Canadian corporation, Ritchie Bros. Auctioneers (Canada) Ltd., a Canadian corporation, Ritchie Bros. Auctioneers (America), Inc., a Washington corporation, Ritchie Bros. Holdings Inc., a Washington corporation, Ritchie Bros. Holdings (America) Inc., a Washington corporation, Ritchie Bros. Properties Inc., a Washington corporation, Ritchie Bros. Holdings B.V., a Netherlands company, Ritchie Bros. B.V., a Netherlands company, Ritchie Bros. Properties B.V., a Netherlands company, Ritchie Bros. Shared Services B.V., a Netherlands company, Ritchie Bros. Auctioneers Pty. Ltd., an Australian corporation, Ritchie Bros. Properties Pty Ltd., an Australian corporation, Ritchie Bros. Auctioneers (UK) Limited, an English limited company, Ritchie Bros. Properties Japan KK, a Japanese corporation and Ritchie Bros. Auctioneers (Japan) Kabusiki Kkaisha, a Japanese corporation, shall be “Designated Borrowers” hereunder and may request Loans for its account on the terms and conditions set forth in this Agreement.

(b)          The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice in substantially the form of Exhibit 2.17(a) (a “Designated Borrower Request”). If the Administrative Agent and each Lender that would be obligated to make Loans to such Applicant Borrower agree in writing that such Applicant Borrower shall be entitled to receive Loans hereunder (it being understood that a Lender shall be deemed to have acted reasonably in withholding its consent if (i) it is unlawful for such Lender to make Loans under this Agreement to the proposed “Designated Borrower,” (ii) such Lender cannot or has not determined that it is lawful to do so, (iii) the making of a Loan to the proposed “Designated Borrower” would reasonably be expected to subject such Lender to material adverse tax consequences, (iv) such Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of the proposed Designated Borrower and it does not wish to do so or (v) such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located), then the Administrative Agent, the Company and such Applicant Borrower shall execute and deliver to the Administrative Agent (for transmission to the Lenders) an agreement in substantially the form of Exhibit 2.17(b) (a “Designated Borrower Joinder Agreement”). Each Designated Borrower Joinder Agreement shall specify (i) any additional terms and conditions applicable to Loans to such Applicant Borrower as agreed to by the Administrative Agent, the Company and such Applicant Borrower and (ii) the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof. Each Lender hereby agrees to permit each Designated Borrower listed in each Designated Borrower Joinder Agreement to receive Loans hereunder, on the terms and conditions set forth herein, and each party hereto agrees that each such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice may be submitted by or on behalf of such Designated Borrower until such effective date. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, “know your customer” information and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, in connection with such Designated Borrower Joinder Agreement as are required and reasonably requested by the Administrative Agent or the Lenders in their reasonable discretion, and Notes signed by such new Designated Borrowers to the extent any Lenders so require.

(c)          Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.17 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) if elected by such Borrower in writing to the Administrative Agent, the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d)          The Company may from time to time, upon not less than seven (7) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.18       [Reserved].

2.19       Designated Lender.

Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (each a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, however, if any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Borrower then, on notice thereof by such Lender to the Company through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Loan Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01       Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)           Save in respect of any payments made in connection with any Loan to a UK Borrower (a “UK Payment”) (to which subsection (b) shall apply in place of this subsection (a)), any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (h) below.

(ii)          Without limiting any Withholding Agent’s rights under Section 3.01(a)(i), if any Withholding Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment hereunder, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (h) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)         If any Withholding Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (h) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payments free from UK Taxes.

(i)           Each UK Payment made by a Loan Party under any Loan Document shall be made without a Tax Deduction, except as required by applicable Laws.

(ii)          If a Tax Deduction is required by Law to be made from any UK Payment, the amount of the applicable UK Payment due shall, unless subsection (iii) below applies, be increased to an amount so that, after the Tax Deduction is made, the payee receives an amount equal to the amount it would have received had no Tax Deduction been required.

(iii)         No Loan Party is required to make an increased payment to a Lender under subsection (ii) above for a Tax Deduction in respect of Tax imposed by the United Kingdom if, on the date that the payment falls due:

(A)         the payment could have been made to the relevant Lender without a Tax Deduction if such Lender had been a UK Qualifying Lender, but on that date that such Lender is not, or has ceased to be, a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)          the relevant Lender is a UK Non-Bank Lender and:

(1)          an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that such Lender has received from the UK Borrower making the payment or from the Company a copy of that Direction; and

(2)          the payment could have been made to such Lender without any Tax Deduction if that Direction had not been made; or

(C)          the relevant Lender is a UK Non-Bank Lender and:

(1)          the relevant Lender has not given a Tax Confirmation to the Borrower; and

(2)          the payment could have been made to such Lender without any Tax Deduction if such Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D)         such Lender is a Treaty Lender and the UK Borrower is able to demonstrate that the payment could have been made to that Lender without a Tax Deduction had that Lender complied with its obligations under subsection (d)(iv) below.

(iv)         The relevant Loan Party which is required to make a Tax Deduction shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law.

(v)          Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Loan Party making that Tax Deduction or other payment shall deliver to the Administrative Agent for the Lender entitled to the interest to which such Tax Deduction or payment relates, evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

(c)          Lender UK Tax Status.

(i)           Each Lender in respect of a Loan to a UK Borrower confirms, for the benefit of the Administrative Agent and without any liability to the Lenders, that:

(A)         in the case of a Lender party to this Agreement at the Closing Date, that as at the Closing Date, it has the tax status set out opposite its name in Schedule 2.01; or

(B)          in the case of any other Lender, that as at the relevant date on which its participation in the relevant Loan becomes effective, it is:

(1)          a UK Bank Lender;

(2)          a UK Non-Bank Lender;

(3)          a UK Treaty Lender; or

(4)          it is not a UK Qualifying Lender,

as the same shall be expressly indicated in the relevant Assignment and Assumption that is executes.

(ii)          Each Lender expressed to be a “UK Non-Bank Lender” in Schedule 2.01 or in the Assignment and Assumption pursuant to which it becomes a Lender confirms, for the benefit of the Administrative Agent and without any liability to the Lenders, that on the Closing Date, or on the relevant effective date specified in each Assignment and Assumption that it is a UK Non-Bank Lender on that date.

(d)          UK Treaty Lenders.

(i)           A UK Treaty Lender which becomes a party to this Agreement on the Closing Date that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Loan Party) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01.

(ii)          A new Lender that is a UK Treaty Lender and holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Loan Party) by including its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption which it executes.

(iii)         If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with subsections (i) or (ii) above, then no Loan Party shall make any filing under or in relation to the HMRC DT Treaty Passport Scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless that Lender otherwise agrees.

(iv)         Each UK Treaty Lender and each Loan Party that makes a UK Payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities as may be necessary for the relevant Loan Party to obtain authorization to make that payment without a Tax Deduction (except for where a Lender includes the indication described in subsection (i) or (ii) above, in which case such Lender shall be under no further obligations pursuant to this subsection (d)(iv)) save where any form DTTP-2 filed by a Loan Party under the HMRC DT Treaty Passport Scheme is rejected by HMRC or where any passport held by such Lender is withdrawn or ceases to be valid or the HMRC DT Treaty Passport Scheme is withdrawn).

(e)          Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(f)           Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(f)(ii) below.

(ii)          Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(g)          Evidence of Payments. Upon request by the Company, the Administrative Agent or the applicable Lender, as the case may be, after any payment of Taxes by any Loan Party, the Administrative Agent or such Lender, as the case may be, to a Governmental Authority as provided in this Section 3.01, such Person shall deliver to the requesting Person the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the applicable Person.

(h)          Status of Lenders; Tax Documentation.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (other than an exemption from, or reduction of, UK withholding Tax in respect of which the obligations set out in this paragraph shall not apply) shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (1) set forth in Section 3.01(h)(ii)(A), 3.01(h)(ii)(B) and 3.01(h)(ii)(D) below or (2) required by applicable Law other than the Internal Revenue Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable)establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          executed copies of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)          to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit an applicable Withholding Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for an applicable Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)         Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(i)           Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid (including, for the avoidance of doubt, any Tax Payment), by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party pursuant to this Section 3.01(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(j)           Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(k)            For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.

3.02       Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extensions or to determine or charge interest rates based upon the Eurocurrency Rate or the CDOR Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate or the CDOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurocurrency Rate Loans or to convert Base Rate Loans or Canadian Prime Rate Loans, as applicable, to Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans denominated in Dollars or Canadian Dollars, to convert Base Rate Loans or Canadian Prime Rate Loans, as applicable, to Eurocurrency Rate Loans, shall be suspended, (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, and (iii) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to the CDOR Rate component of the Canadian Prime Rate, the interest rate on which Canadian Prime Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay such Loans or, (A) if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) or (B) if applicable and such Loans are denominated in Canadian Dollars, convert all Eurocurrency Rate Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans, (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate, and (z) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Canadian Prime Rate applicable to such Lender without reference to the CDOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the CDOR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03       Inability to Determine Rates.

(a)          If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) (or, in the case of Australian Dollars, bills of exchange accepted by leading banks in the Australian interbank market) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (B) (1) adequate and reasonable means do not exist for determining the Eurocurrency Rate or the CDOR Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or Canadian Prime Rate Loan, as applicable and (2) the circumstances described in Section 3.03(c)(i) do not apply, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by Required Lenders described in clause (ii) of this Section 3.03(a)) revokes such notice, and (z) in the event of a determination described in the preceding sentence with respect to the CDOR Rate component of the Canadian Prime Rate, the utilization of the CDOR Rate component in determining the Canadian Prime Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, a Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)          Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Company, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

(c)          Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.03(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined (which determination shall be conclusive absent manifest error), that:

(i)           adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)          the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans in the applicable currency, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii)         syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the applicable Alternative Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the applicable Alternative Currency such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(d)          If no LIBOR Successor Rate has been determined for the applicable currency and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (ii) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, (x) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) denominated in Dollars in the Dollar Equivalent of the amount specified therein and (y) (A) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency shall be prepaid at the end of the applicable Interest Period in full.

(e)          Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

(f)           In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

3.04       Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or the L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the applicable Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)          Mandatory Costs. If any Lender or the L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

(e)          Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs to the Lender of maintaining such reserves (as allocated to such Loan by such Lender and determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.

(f)           Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05       Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount) compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by such Borrower;

(c)          any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)          any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

3.07        Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.

This Agreement shall become effective upon, and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to, the satisfaction of the following conditions precedent:

(a)           Receipt by the Administrative Agent of the following, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

(i)            Loan Documents. Executed counterparts of this Agreement and the other Loan Documents required to be executed and delivered on the Closing Date, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(ii)           Opinions of Counsel. Favorable opinions of legal counsel to the Loan Parties (or, if customary in a Loan Party’s jurisdiction of incorporation or organization, of legal counsel to the Administrative Agent), addressed to the Administrative Agent and each Lender, dated as of the Closing Date.

(iii)           Organization Documents, Resolutions, Etc.

(A)          copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary or (where customary) a director of such Loan Party to be true and correct as of the Closing Date;

(B)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each such Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(C)          with respect to each Loan Party incorporated or organized in the Netherlands or England and Wales, resolutions signed by all holders of the issued shares of such Loan Party, authorizing and approving such Loan Party’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is party, if applicable;

(D)          with respect to each Loan Party incorporated or organized in the Netherlands, if applicable, a copy of: (i) resolutions of the supervisory board of such Loan Party approving the terms of, and the transactions contemplated by, this Agreement and the other Loan Documents to which it is a party; (ii) a request for advice from the works council of such Loan Party in respect of the Loan Documents to which it is a party; and (iii) an unconditional positive works council advice of the works council of such Loan Party; and

(E)           to the extent applicable under applicable Law, such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation (including, without limitation, in the case of any Loan Party incorporated or organized in the Netherlands, an up-to-date extract of the registration of such Loan Party in the trade register of the Dutch Chamber of Commerce).

(iv)          Closing Certificate. A certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied.

(b)           IronPlanet Acquisition. Receipt by the Administrative Agent of a fully-executed copy of the IronPlanet Acquisition Agreement, certified as complete and correct by a Responsible Officer of the Company. The IronPlanet Acquisition Agreement shall not have been amended, modified or waived nor shall any consent thereunder have been given subsequent to the execution thereof which is materially adverse to the Company, the Lenders or the Administrative Agent without the prior written consent of the Administrative Agent (it is hereby understood and agreed that (i) a reduction in the purchase price in connection with the IronPlanet Acquisition of less than 10% shall not be deemed to be materially adverse to the interests of the Lenders and (ii) an increase in the purchase price in connection with the IronPlanet Acquisition shall not be deemed to be materially adverse to the interests of the Lenders if such increase is not funded with Indebtedness for borrowed money; provided that no purchase price or similar adjustment provisions set forth in the IronPlanet Acquisition Agreement shall constitute a reduction or increase in the purchase price).

(c)           Repayment of Existing Indebtedness. All of the existing Indebtedness for borrowed money of the Company and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto (if any) shall be terminated on or prior to the Closing Date.

(d)           Specified Commitment Line Contact. The Lenders shall have confirmed that the Japanese Borrowers fall under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) at the time of the execution of this Agreement.

(e)           Fees. Receipt by the Administrative Agent, the Lead Arrangers and the Lenders of all fees required to be paid to them by the Loan Parties in connection with this Agreement on or before the Closing Date.

(f)           Attorney Costs. The Company shall have paid reasonable and documented all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent) to the extent such estimate is invoiced at least one Business Day prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans, and other than the initial Borrowing of the Delayed-Draw Term Loan) is subject to the following conditions precedent:

(a)           The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans, and other than the initial Borrowing of the Delayed-Draw Term Loan) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03        Conditions to Delayed-Draw Term Loan

Notwithstanding any provision herein to the contrary, the obligation of each Lender make the initial Borrowing of the Delayed-Draw Term Loan is only subject to the following conditions precedent:

(a)           Receipt by the Administrative Agent of the following:

(i)            Joinder Agreement. Executed counterparts of a Joinder Agreement, properly executed by a Responsible Officer of the signing IronPlanet Guarantor.

(ii)           Collateral Documents. Executed counterparts of the Security Agreement and the Canadian Security Agreement, each properly executed by a Responsible Officer of the signing North American Loan Party.

(iii)          Opinions of Counsel. Customary favorable opinions of legal counsel to the Loan Parties (including the IronPlanet Guarantors) executing the Loan Documents on the IronPlanet Acquisition Closing Date (or, if customary in a Loan Party’s jurisdiction of incorporation or organization, of legal counsel to the Administrative Agent), addressed to the Administrative Agent and each Lender, dated as of the IronPlanet Acquisition Closing Date.

(iv)          Organization Documents, Resolutions, Etc.

(A)            copies of the Organization Documents of each IronPlanet Guarantor certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such IronPlanet Guarantor to be true and correct as of the IronPlanet Acquisition Closing Date;

(B)            such customary certificates of resolutions or other customary action, incumbency certificates and/or other certificates of Responsible Officers of each IronPlanet Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each such Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such IronPlanet Guarantor is a party; and

(C)            to the extent applicable under applicable Law, such documents and certifications as the Administrative Agent may reasonably require to evidence that each IronPlanet Guarantor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(v)            Solvency Certificate. A solvency certificate, signed by a financial officer of the Company, in the form of Exhibit 4.03.

(vi)            Closing Certificate. A certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Section 4.03(e) have been satisfied.

(vii)            Personal Property Collateral.

(A)            UCC and PPSA financing statements (with respect to that portion of the Collateral for which a security interest can be perfected by filing a UCC or PPSA financing statement) to the Administrative Agent in proper form for filing in the relevant United States state or commonwealth UCC filing office(s) or other similar Canadian filing office and to authorize and to cause the applicable grantor to authorize the Administrative Agent to file such UCC and PPSA financing statements; and

(B)            subject to Section 6.16, all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Collateral Documents, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any International Subsidiary (other than a Canadian Subsidiary), such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person).

(b)            IronPlanet Acquisition. The IronPlanet Acquisition shall be consummated substantially simultaneously with the initial borrowing of the Delayed-Draw Term Loan in accordance in all material respects with the IronPlanet Acquisition Agreement (without any amendment, modification or waiver thereof or any consent thereunder which is materially adverse to the Lenders (in their capacities as such) without the prior written consent of the Administrative Agent (it being understood and agreed that (i) a reduction in the consideration payable under the IronPlanet Acquisition Agreement of less than 10% shall not be deemed to be materially adverse to the interests of the Lenders and (ii) an increase in such purchase price amount shall not be deemed to be materially adverse to the Lenders if such increase is not funded with Indebtedness for borrowed money; provided that no purchase price or similar adjustment provisions set forth in the IronPlanet Agreement shall constitute a reduction or increase in the purchase price).

(c)            Material Adverse Change. There shall not have occurred a “Material Adverse Change” (as defined in the IronPlanet Acquisition Agreement) since August 29, 2016.

(d)            Existing Indebtedness. (i) After giving effect to the IronPlanet Acquisition, IronPlanet shall have outstanding no Indebtedness other than Indebtedness permitted under this Agreement and (ii) all Indebtedness under that certain Credit Agreement, dated as of September 16, 2015, among IronPlanet, as the borrower, the guarantors party thereto, SunTrust Bank, as administrative agent, and the lenders party thereto shall have been paid in full and all commitments thereunder and security interests relating thereto shall have been terminated.

(e)            Representations and Warranties. (i) The Specified Representations shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the IronPlanet Acquisition Closing Date and (ii) the representations and warranties made by or on behalf of IronPlanet in the IronPlanet Acquisition Agreement as are material to the interests of the Lenders shall be true and correct in all material respects, but only to the extent that either the Company or any of the Company’s Affiliates has the right (taking into account any applicable cure provisions) to terminate its obligations under the IronPlanet Acquisition Agreement or the right to decline to consummate the IronPlanet Acquisition (in each case, in accordance with the terms of the IronPlanet Acquisition Agreement) as a result of the failure of such representations and warranties to be accurate.

(f)            Long-Term Financing.

(i)            The Company shall have received, or substantially concurrently with the initial Borrowing of the Delayed-Draw Term Loan shall receive, gross proceeds of the Long-Term Financing.

(ii)            If the Long-Term Financing is secured by Liens on any assets of the Company or any of its Subsidiaries (other than, in the case of debt securities issued into escrow, Liens on the proceeds of such debt securities and any cash or Cash Equivalents consisting of prefunded accrued interest in respect of such debt securities), the Administrative Agent shall have received a fully executed Intercreditor Agreement.

(g)            Bankruptcy Event of Default. No Event of Default under Section 8.01(f) or 8.01(g) shall have occurred and be continuing.

(h)            Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(i)            Fees and Expenses. All reasonable and documented out-of-pocket expenses of the Administrative Agent required to be paid by the Borrowers on the IronPlanet Acquisition Closing Date (to the extent invoiced at least one Business Day prior to the funding date of the Delayed-Draw Term Loans) shall, upon the IronPlanet Acquisition Closing Date, have been, or will be substantially simultaneously paid. In addition, the Administrative Agent, the Lead Arrangers and the Lenders shall have received all fees required to be paid to them by the Loan Parties in connection with this Agreement on or before the IronPlanet Acquisition Closing Date.

(j)            KYC Information. The Administrative Agent shall have received, at least five Business Days prior to the IronPlanet Acquisition Closing Date, all documentation and other information about the Loan Parties and their Subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), that has been reasonably requested in writing by the Lenders at least 10 Business Days prior to the IronPlanet Acquisition Closing Date.

The Request for Credit Extension delivered to the Administrative Agent pursuant to Section 4.03(h) shall be deemed to be a representation and warranty that the representations and warranties of the Company and its Subsidiaries contained in Article V are true and correct true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the IronPlanet Acquisition Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date; provided, however, that the only representations and warranties the accuracy of which shall be a condition precedent to the initial Borrowing of the Delayed-Draw Term Loan hereunder are the representations and warranties provided pursuant to Section 4.03(e).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.03, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed IronPlanet Acquisition Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01        Existence, Qualification and Power.

Each Loan Party and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing (to the extent the concept exists in such jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing (to the extent the concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case, except to the extent any such conflict, breach or contravention would not reasonably be expected to have a Material Adverse Effect; or (c) violate any applicable Law, except to the extent any such violation would not reasonably be expected to have a Material Adverse Effect.

5.03       Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Loan Party is a party other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, and (c) except to the extent that the failure to obtain or make such approval, consent, exemption, authorization, registration, action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

5.04        Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

5.05        Financial Statements; No Material Adverse Effect.

(a)            The financial statements delivered pursuant to Sections 6.01(a) and 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments).

(b)            The Audited Financial Statements and the unaudited consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ending June 30, 2016 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments).

(c)            Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.

5.07        No Default.

(a)            No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation of such Loan Party or Subsidiary that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(b)            No Default has occurred and is continuing.

5.08       Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except where failure to have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09        Environmental Compliance.

Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries and their respective businesses, operations and properties are in compliance with all applicable Environmental Laws.

5.10        Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with insurance companies (that are not Affiliates of the Company) that the Loan Parties believe (in the good faith judgment of their management) were financially sound and reputable at the time the relevant coverage was placed or renewed, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as the applicable Loan Party or applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.

5.11       Taxes.

Each Loan Party and its Subsidiaries have filed all federal, state, provincial and territorial income and other material tax returns and reports required to be filed, and have paid all federal, state, provincial and territorial income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, in each case except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (to the extent required thereby) and (b) where failure to do so would not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. No Loan Party nor any Subsidiary is party to any tax sharing agreement or tax funding agreement with a Person that is not an Affiliate, other than any such agreement entered into in the ordinary course of business.

5.12        ERISA Compliance; Canadian Plans.

(a)            Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrowers, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification, except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b)            There are no pending or, to the knowledge of the Loan Parties, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)            Each Canadian Plan is in compliance in all material respects with its terms and the applicable provisions of applicable Laws, except for matters of non-compliance which would not reasonably be expected to have a Material Adverse Effect. Each Canadian Plan which is registered or required to be registered under applicable Laws, including the Income Tax Act (Canada) is so registered, and nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such registration, except to the extent as would not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Subsidiary thereof has made all required contributions to each applicable Canadian Plan, except as would not reasonably be expected to have a Material Adverse Effect. No Loan Party or Subsidiary thereof maintains, contributes to, or has any direct or indirect, present or future, liability or obligation, absolute, contingent or otherwise, in respect of a Canadian Defined Benefit Pension Plan.

(e)            There are no pending or, to the knowledge of the Loan Parties, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Canadian Plan that would be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation with respect to any Canadian Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(f)            Each of the Canadian Plans is fully funded, on an ongoing basis, in accordance with the terms of the applicable Canadian Plan, the applicable law, the administrative requirements of the applicable pension regulator and tax authority and the commonly accepted actuarial principles, and there are no solvency deficiencies respecting any of the Canadian Plans, except as would not reasonably be expected to have a Material Adverse Effect.

(g)            No event has occurred with respect to the Canadian Plans that would reasonably be expected to have a Material Adverse Effect.

(h)            The Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(i)            As of the Third Amendment Effective Date, none of the Borrowers’ assets is deemed to constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.

5.13        Subsidiaries.

Set forth on Schedule 5.13 is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization and (ii) percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary, in each case as of the Closing Date.

5.14        Margin Regulations; Investment Company Act.

(a)            No Borrower is engaged and no Borrower will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of such Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)            None of the Company or any Subsidiary is or is required to be registered as an “investment company”, or is otherwise subject to regulation, under the Investment Company Act of 1940.

5.15       Disclosure.

No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) to the extent any such written material was based upon or constitutes a forecast or projection, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such material was prepared (it being recognized by the Administrative Agent and the Lenders that such information is subject to significant uncertainties and contingencies and that no assurance can be given that any particular forecast or projection will be realized and that actual results during the period or periods covered thereby may vary and such variances may be material) and (ii) the Loan Parties and their Subsidiaries make no representations or warranties with respect to information of a general economic or general industry nature.

5.16        Compliance with Laws.

Each Loan Party and Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

5.17        Intellectual Property; Licenses, Etc.

Each Loan Party and each Subsidiary owns, or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, (b) to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe on the rights of any Person.

5.18        Solvency.

The Company and its Subsidiaries are Solvent on a consolidated basis on the Closing Date.

5.19        Perfection of Security Interests in the Collateral.

Subject to Section 6.16 and all exceptions and limitations contained in the Loan Documents, the Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens to the extent required by the applicable Loan Documents, prior to all other Liens other than Permitted Liens.

5.20        Sanctions and Anti-Social Force.

(a)            None of the Loan Parties, nor any of their Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)            Neither the Company nor any of its Subsidiaries is classified as an Anti-Social Group, has any Anti-Social Relationship or has engaged in Anti-Social Conduct, whether directly or indirectly through a third party.

5.21        Anti-Corruption Laws.

The Loan Parties and their Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and other similar anti-corruption legislation in other applicable jurisdictions and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

5.22        No Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

5.23        Australian Borrowers

No Australian Borrower has entered into any Loan Document, or holds any property, as a trustee of any trust or settlement.

5.24        Japanese Borrowers.

Each Japanese Borrower falls under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) at the time of its execution of this Agreement.

5.25        International Loan Parties

(a)            No International Loan Party nor any material part of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such International Loan Party is organized and existing in respect of its obligations under the Applicable International Loan Party Documents.

(b)            As of the date of execution and delivery thereof, the Applicable International Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which each International Loan Party is organized and existing for the enforcement thereof against such International Loan Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable International Loan Party Documents, in each case subject to any Debtor Relief Laws, any general principles of law which are specifically referred to in any opinions of legal counsel delivered to the Administrative Agent under this Agreement, any general principles of equity and principles of good faith and fair dealing. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable International Loan Party Documents that the Applicable International Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the applicable International Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable International Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable International Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)            There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any International Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable International Loan Party Documents or (ii) on any payment to be made by such International Loan Party (in the case of a UK Borrower or a UK Guarantor, provided such payment is to a UK Qualifying Lender) pursuant to the Applicable International Loan Party Documents, except as has been disclosed to the Lender.

(d)            The execution, delivery and performance of the Applicable International Loan Party Documents executed by each International Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such International Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.26       Irish Guarantors

Each Irish Guarantor and each other Loan Party are members of the same group of companies consisting of a holding company and its subsidiaries (as those terms are defined in sections 7 and 8 of the Companies Act 2014 of Ireland) for the purposes of section 243 of the Companies Act 2014 of Ireland.

5.27         Beneficial Ownership Certification.

As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Facility Termination Date, each Loan Party shall and shall cause each Subsidiary to:

6.01        Financial Statements.

Deliver to the Administrative Agent (for transmittal to the Lenders):

(a)            within ninety days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2016, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception, qualification or explanatory paragraph with respect to or resulting from an upcoming maturity date of the Loans occurring within one year from the time such opinion is delivered); and

(b)            within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Company, commencing with the fiscal quarter ending September 30, 2016, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to changes resulting from normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under Section 6.01(a) or 6.01(b), but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) or 6.01(b) at the times specified therein.

6.02        Certificates; Other Information.

Deliver to the Administrative Agent (for transmittal to the Lenders):

(a)            [reserved];

(b)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) (commencing with the financial statements delivered pursuant to Section 6.01(a) for the fiscal year ending December 31, 2016), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)            not later than March 31 of each year, the financial forecast for such year reviewed by the Company’s board of directors;

(d)            promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which a Loan Party or any Subsidiary files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or any comparable agency under comparable Laws, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)            promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary; and

(f)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, including for purposes of compliance with the Beneficial Ownership Regulation, as applicable.

Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02 (or any successor website address); or (ii) on which such documents are (A) available on the website of the SEC at http://www.sec.gov or (B) posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that in the case of documents that are not available on http://www.sec.gov: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or BofA Securities may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, BofA Securities, the L/C Issuer and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and BofA Securities shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC.”

6.03        Notices.

Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent of:

(a)            the occurrence of any Default.

(b)            any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)            the occurrence of any ERISA Event or any failure by any Loan Party or any Subsidiary thereof to perform its obligations under a Canadian Plan, in each case that would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Taxes.

Pay and discharge, as the same shall become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary (to the extent required by GAAP) or (b) the failure to pay or discharge the same would not reasonably be expected to result in a Material Adverse Effect.

6.05        Preservation of Existence, Etc.

(a)            Preserve, renew and maintain in full force and effect its legal existence and, if applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05.

(b)            Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)            Preserve or renew all of its IP Rights, the non-preservation or non-renewal of which would reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.

Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do and of the foregoing would not reasonably be expected to have a Material Adverse Effect.

6.07        Maintenance of Insurance.

(a)            Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance and casualty insurance) with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as the applicable Loan Party or applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.

(b)            Except to the extent otherwise agreed by the Administrative Agent, cause the Administrative Agent and its successors and assigns to be named as lender’s loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and use commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

6.08        Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and in conformity with GAAP consistently applied are made of all material financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

6.10        Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent (who may be accompanied by each Lender following the occurrence and during the continuance of an Event of Default) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Company’s expense. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Loan Parties’ and their Subsidiaries' independent public accountants.  Notwithstanding anything to the contrary in this Section 6.10, none of the Company or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (for which no exception is available or approval has been obtained) or (iii) that is subject to attorney client privilege or constitutes attorney work product.

6.11       Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures and other lawful corporate purposes (including Permitted Acquisitions), and (b) to refinance certain existing Indebtedness; provided that the proceeds of the Delayed-Draw Term Loan shall be used solely to finance the IronPlanet Acquisition and related transactions on the IronPlanet Acquisition Closing Date.

6.12        ERISA Compliance; Canadian Plans.

(a)            Do, and cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Law; (ii) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(b)            Do, cause each of its Subsidiaries to do, the following in respect of each Canadian Plan: (i) maintain such Canadian Plan and the registration thereof in compliance in all material respects with its terms and all applicable Laws; (ii) not to cause or permit anything that would result in the loss of the registration of such Canadian Plan; and (iii) make all required contributions on a timely basis to such Canadian Plan, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

6.13       Additional Guarantors.

(a)            Within thirty days (or such later date as the Administrative Agent may agree in its sole discretion) after any Person becomes a U.S. Subsidiary or Canadian Subsidiary (in each case, that is not an Excluded Subsidiary), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and customary favorable opinions of counsel in connection with such Joinder Agreement or such other documents referenced to in the foregoing clause (i), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)            Notwithstanding anything to the contrary contained herein, cause any Subsidiary (including any Excluded Subsidiary) that Guarantees the Long-Term Financing but is not a Loan Party to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and customary favorable opinions of counsel in connection with such Joinder Agreement or such other documents referenced to in the foregoing clause (i), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)            Cause such Subsidiaries of the Company as are reasonably acceptable to the Administrative Agent (it being understood that any Subsidiary organized under the Laws of Canada or any province or territory thereof, the United States or any State thereof or the District of Columbia, Australia, Japan, Netherlands or the United Kingdom is acceptable) to become Guarantors such that at least 67.5% of the Consolidated EBITDA (determined as of the most recent fiscal quarter end for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016)) is (i) attributable to Persons that are Loan Parties and (ii) attributable to Persons that are Loan Parties and have pledged their assets as Collateral to secure the Obligations, to the extent required by the Loan Documents (the “Minimum Guaranty Requirement”). Such additional Guarantors shall (A) execute and deliver to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (B) upon the request of the Administrative Agent, deliver to the Administrative Agent such Organization Documents, resolutions and customary favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.14        Pledged Assets.

(a)           Equity Interests. Cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by any Loan Party (other than Excluded Property) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including, any filings and deliveries to perfect such Liens and customary favorable opinions of counsel all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the case of any pledge of the Equity Interests of any CFC or of the Equity Interests of any U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs, in each case, such pledge shall be limited to 65% (or such greater percentage that, due to a change in an applicable Law after the IronPlanet Acquisition Closing Date, (A) could not reasonably be expected to cause the undistributed earnings of such CFC or of the CFCs owned by such U.S. Subsidiary as determined for United States federal income tax purposes, to be treated as a deemed dividend for United States federal income tax purposes and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in such CFC or such U.S. Subsidiary, as the case may be.

(b)           Other Property. Subject to Section 6.16 and the other exceptions and limitations set forth in the Loan Documents, cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent and subject to Section 6.16 and the other exceptions and limitations set forth in the Loan Documents; provided, however, that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, no assets owned by any CFC, any U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs or any U.S. Subsidiary that is a Subsidiary of a CFC, shall be required to be subject to a Lien hereunder to support the Obligations of, or any Guaranty of, any U.S. Borrower or U.S. Guarantor. Such Liens in personal property and deliveries in connection therewith will be provided promptly, but in the case of Subsidiaries consisting of or possessing Collateral that are formed or acquired after the Closing Date, within thirty (30) days (or such longer period as the Administrative Agent may agree) of formation or acquisition.

(c)           IronPlanet Acquisition. Notwithstanding anything in this Section 6.14 to the contrary, with respect to the IronPlanet Acquisition, the only conditions to the initial Borrowing of the Delayed-Draw Term Loan shall be as set forth in Section 4.03, and the provisions of this Section 6.14 shall not apply until after the consummation of the IronPlanet Acquisition.

(d)           Foreign Collateral Documents. Notwithstanding anything in this Section 6.14 to the contrary, unless the Company otherwise agrees, nothing in this Section 6.14 or in any Loan Document shall require any Loan Party or any of their Subsidiaries to enter into any Collateral Documents governed by, or take any steps to perfect a security interest under, the Law of any jurisdiction other than the United States or Canada (or any political subdivision thereof).

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6.15        Anti-Corruption Laws.

Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.16        Post-Closing Matters

To the extent not delivered on the IronPlanet Acquisition Closing Date, deliver to the Administrative Agent:

(a)          within 2 Business Days after the IronPlanet Acquisition Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion), all certificates evidencing any certificated Equity Interests of IronPlanet Holdings, Inc. and its Subsidiaries that are required to be pledged to the Administrative Agent pursuant to the Collateral Documents, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any International Subsidiary (other than a Canadian Subsidiary), such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person);

(b)          within 30 days after the IronPlanet Acquisition Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion):

(i)            duly executed notices of grant of security interest in the form required by the Collateral Documents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States and Canadian registered intellectual property of the North American Loan Parties, to the extent required by the applicable Collateral Documents; and

(ii)           except to the extent otherwise agreed by the Administrative Agent, copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in Section 6.07(b), including naming the Administrative Agent and its successors and assigns as additional insured (in the case of liability insurance) or lender’s loss payee (in the case of property insurance) on behalf of the Lenders.

ARTICLE VII

NEGATIVE COVENANTS

Until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) additional property (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed thereto) does not become subject to such Lien, and (ii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03;

(c)           Liens (other than Liens imposed under ERISA, and other than Liens imposed under any Laws governing the administration of any Canadian Plans) for taxes, assessments or governmental charges or levies not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (to the extent required thereby);

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(d)           statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers, construction Liens and other Liens imposed by law (including Liens imposed under Laws governing the administration of Canadian Plans) or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not overdue for a period of more than 30 days and are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and other than Liens in respect of any Canadian Plans relating to pensions, and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;

(f)            deposits to secure the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health safety and environmental obligations) incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (ii) such Liens attach to the acquired property concurrently with or within 270 days after the acquisition thereof;

(j)            leases, licenses, sublicenses or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

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(k)           any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02(a);

(m)           normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)           Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or other applicable Law, on items in the course of collection;

(o)           to the extent the Long-Term Financing consists of private placement notes or a “term B” loan, Liens on assets constituting Collateral securing such Long-Term Financing; provided that such Liens (other than, in the case of debt securities issued into escrow to fund the IronPlanet Acquisition, Liens on the proceeds of such debt securities and any cash or Cash Equivalents consisting of prefunded interest in respect of such debt securities) are subject to an Intercreditor Agreement;

(p)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than proceeds or products thereof) and (iii) such Lien covers only specific property and is not a “blanket” Lien on any category or type of property;

(q)           reservations, limitations, provisos and conditions expressed in any original grants from any Governmental Authority or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land or detract from the value thereof;

(r)            Liens in favor of customs and revenue authorities arising under Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s)           the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(t)            Liens in favor of public utilities or to any municipalities or Governmental Authorities or other public authorities when required by such utilities, municipalities or Governmental Authorities or such other public authorities in connection with the supply of services or utilities to a Loan Party or Subsidiary;

(u)           Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 7.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

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(v)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(w)          in the case of Indebtedness permitted under Section 7.03 (including the Long-Term Financing) issued into escrow, Liens on the proceeds of such Indebtedness and any cash or Cash Equivalents consisting of prefunded interest in respect of such Indebtedness, in each case for so long as such funds remain in escrow;

(x)           Liens in favor of a consignor encumbering assets delivered to a Loan Party or a Subsidiary on consignment in the ordinary course of business; and

(y)           additional Liens securing obligations in an aggregate principal amount not to exceed at any one time outstanding the greater of $50,000,000 and 15% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) on a Pro Forma Basis, determined as of the date such Lien is incurred; provided that such Liens (other than Liens securing obligations in an aggregate principal amount not to exceed at any one time outstanding $5,000,000) do not encumber (i) owned real property of the Loan Parties or (ii) assets of Borrowers that are not U.S. Borrowers or Canadian Borrowers.

7.02        Investments.

Make any Investments, except:

(a)           Investments by such Loan Party or such Subsidiary held in the form of cash or Cash Equivalents;

(b)           (i)  Investments existing as of the Closing Date and set forth on Schedule 7.02 and (ii) Investments existing as of the Closing Date by the Company or any Wholly-Owned Subsidiary in the Company or any Wholly-Owned Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 7.02;

(c)           Investments in the Company and Investments in Wholly-Owned Subsidiaries, so long as (i) no Event of Default exists immediately prior and immediately after giving effect thereto and (ii) immediately after giving effect to any such Investment on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 7.11;

(d)           Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, and Investments by any Loan Party in another Loan Party;

(e)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)            Guarantees permitted by Section 7.03;

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(g)           Investments made in accordance with the Company’s investment policy as in effect from time to time;

(h)           Permitted Acquisitions;

(i)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)            loans or advances to officers and employees of any Loan Party or any Subsidiary for travel arising in the ordinary course of business for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes in an aggregate amount not to exceed $20,000,000 at any time outstanding;

(k)           to the extent constituting Investments, the creation of Liens, the consummation of fundamental changes, the consummation of Dispositions and the making of Restricted Payments permitted under Sections 7.01, 7.04, 7.05 and 7.06, respectively (and in each case, without reference to this Section 7.02);

(l)            promissory notes and other noncash consideration received in connection with any Disposition permitted hereunder;

(m)          advances in the form of prepayments of expenses, so long as such expenses were incurred in the ordinary course of business and are paid in accordance with customary trade terms;

(n)           Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(o)           (i) intercompany advances among the Company and its Wholly-Owned Subsidiaries arising from their cash management and accounting operations and (ii) intercompany loans, advances, or Indebtedness among the Company and its Wholly-Owned Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business;

(p)           Investments represented by Swap Contracts permitted under Section 7.03;

(q)           Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(r)            advances of payroll payments to employees in the ordinary course of business;

(s)            advances to customers pursuant to underwritten contracts in the ordinary course of business;

(t)            other Investments; provided that at the time any such Investment is made, (i) no Event of Default exists and (ii) the aggregate outstanding amount of all Investments made in reliance on this clause (t) does not exceed the greater of $100,000,000 and 25% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) on a Pro Forma Basis, determined as of the date such Investment is made; and

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(u)           additional Investments so long as (i) immediately after giving effect to such Investment, no Event of Default exists, and (ii) immediately after giving effect to each such Investment on a Pro Forma Basis, the Consolidated Leverage Ratio as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) is less than or equal to 3.00:1.00.

For purposes of determining compliance with this Section 7.02, in the event that a proposed Investment (or portion thereof) meets the criteria of clauses (a) through (u) above, the Company will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Investment (or portion thereof) between such clauses (a) through (u), in a manner that otherwise complies with this Section 7.02.

7.03        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness outstanding on the Closing Date set forth on Schedule 7.03 (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount otherwise permitted by this Section 7.03 or equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms (other than pricing) taken as a whole, of any such refinancing, renewal or extension are no less favorable in any material respect to the Loan Parties and their Subsidiaries or the Lenders than the terms of the Indebtedness being refinanced, renewed or extended;

(c)           intercompany Indebtedness permitted under Section 7.02; provided that in the case of Indebtedness owing by a Loan Party to an International Subsidiary (other than a Canadian Subsidiary that is a Loan Party) such Indebtedness shall not be prepaid unless no Event of Default exists immediately prior to or immediately after giving effect to such prepayment;

(d)           obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e)           purchase money Indebtedness (including obligations in respect of capital leases) incurred to finance the acquisition, construction, repair, replacement or improvement of fixed or capital assets, and renewals, refinancings and extensions thereof, provided that (i) at the time of any such incurrence of such Indebtedness the aggregate outstanding principal amount of all such Indebtedness in reliance on this clause (e) shall not exceed at any one time outstanding the greater of (A) $75,000,000 and (B) 15% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis, determined as of the date such Indebtedness is incurred; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

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(f)            the Long-Term Financing (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms (other than pricing) taken as a whole, of any such refinancing, renewal or extension are no less favorable in any material respect to the Loan Parties and their Subsidiaries or the Lenders than the terms of the Indebtedness being refinanced, renewed or extended;

(g)           the Secured Foreign Credit Facilities;

(h)           Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) after giving effect to the Acquisition of such Subsidiary on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 7.11;

(i)            other Indebtedness; provided that, at the time of any such incurrence of Indebtedness, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (i) shall not exceed the greater of $75,000,000 and 15% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) on a Pro Forma Basis, determined as of the date such Indebtedness is incurred;

(j)            Guarantees with respect to Indebtedness permitted under this Section 7.03;

(k)           Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(l)            obligations pursuant to any Cash Management Agreement and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(m)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by in the ordinary course of business against insufficient funds;

(n)           (i) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of the IronPlanet Acquisition, any other Acquisitions or any other Investments permitted by Section 7.02 (both before and after any liability associated therewith becomes fixed) and (ii) Indebtedness arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary; and

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(o)           Indebtedness of International Subsidiaries (other than Canadian Subsidiaries) in connection with letters of credit and bank guarantees; provided that, at the time of any such incurrence of Indebtedness, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (o) shall not exceed $25,000,000.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (o) above, the Borrowers shall, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

7.04        Fundamental Changes.

Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, except that so long as no Event of Default exists or would result therefrom, (a) the Company may merge, amalgamate or consolidate with any of its Subsidiaries provided that the Company is the continuing or surviving Person, (b) any Subsidiary may merge or consolidate with any other Subsidiary provided that (i) if a North American Loan Party is a party to such transaction, a North American Loan Party is the continuing or surviving Person and (ii) if a Loan Party (other than a North American Loan Party) is a party to such transaction, a Loan Party is the continuing or surviving Person, (c) the Company or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition or other Investment permitted hereunder provided that (i) if the Company is a party to such transaction, the Company is the continuing or surviving Person and (ii) if a Loan Party is a party to such transaction, a Loan Party is the surviving Person, (d) any Subsidiary (other than a Borrower) may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect, and (e) any Subsidiary (other than a Borrower) may merge, dissolve, liquidate, amalgamate or consolidate with or into another Person to effect any Disposition permitted under Section 7.05.

7.05        Dispositions.

Make any Disposition except:

(a)           Permitted Transfers;

(b)           Dispositions made in connection with the consummation of the IronPlanet Acquisition that are necessary or advisable to comply with applicable Law or to avoid any impediment to the consummation of the IronPlanet Acquisition under any applicable Law;

(c)           Dispositions of real property so long as the aggregate net book value of all real property sold or otherwise disposed of by the Loan Parties and their Subsidiaries pursuant to this Section 7.05(c) in any fiscal year of the Company shall not exceed $75,000,000, and during the term of this Agreement shall not exceed $150,000,000; and

(d)           other Dispositions so long as (i) in the case of any such Dispositions involving assets with a net book value in excess of $5,000,000, at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Loan Party, (iii) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 7.05, and (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions (x) in any fiscal year of the Company shall not exceed $75,000,000 and (y) during the term of this Agreement shall not exceed $150,000,000; provided, that for the purposes of clause (i) above, any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Company in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (ii) that is at that time outstanding, not in excess of the greater of $20,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash.

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7.06        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)           so long as no Event of Default exists immediately prior and after giving effect thereto, the Company may make additional Restricted Payments in an aggregate amount during any fiscal year of the Company not to exceed $125,000,000; provided that (i) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants in Section 7.11 and (ii) any unused portion of the preceding basket for any fiscal year may be carried forward to the succeeding fiscal years; and

(d)           additional Restricted Payments shall be permitted; provided that (i) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Consolidated Leverage Ratio shall be less than or equal to 3.00 to 1.00 and (ii) no Event of Default exists immediately prior and after giving effect thereto.

7.07        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Closing Date or by IronPlanet on the Closing Date or any business reasonably related or incidental, ancillary or complementary to any of the foregoing or constituting a reasonable extension of any of the foregoing.

7.08        Transactions with Affiliates.

Enter into any transaction or series of transactions with any Affiliate of such Person, whether or not in the ordinary course of business, involving aggregate consideration in excess of $1,000,000, other than (a) advances of working capital to any Loan Party or any Subsidiary, (b) transfers of cash and assets to any Loan Party or any Subsidiary, (c) transactions with an Affiliate permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors, (e) transactions between or among Loan Parties, or any entity that becomes a Loan Party as a result of such transaction, and transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (f) employment, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, or the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current or former employees, consultants, officers or directors of the Company and its Subsidiaries in the ordinary course of business, (g) issuances of Equity Interests of the Company not prohibited by this Agreement, and (h) except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms’ length transaction with a Person other than an Affiliate. For purposes of this Section 7.08, such transaction shall be deemed to have satisfied the standard set forth in clause (h) of this Section 7.08 if such transaction is approved by a majority of the Disinterested Directors of the board of directors (or comparable governing body) of the Company or such Person, as applicable, in a resolution certifying that such transaction is on terms substantially as favorable to the Company or such Person than could be obtained on an arm’s-length basis from unrelated third parties.

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7.09        Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) pledge its property pursuant to the Loan Documents or (v) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 7.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale, (5) any document or instrument governing the Long-Term Financing, (6) Contractual Obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary and the restrictions contained therein do not apply the Company or any other Subsidiary, (7) prohibitions, restrictions and conditions imposed by any requirement of Law, (8) agreements evidencing Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 7.03 but only until such time (if any) as such Subsidiary becomes a Loan Party, (9) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (10) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (11) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (12) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (13) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (14) customary restrictions arising in connection with cash or other deposits permitted under Section 7.01, (15) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company and its Subsidiaries than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Company shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder or otherwise perform its obligations hereunder, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations except for any document or instrument governing the Long-Term Financing.

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7.10        Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in each case in violation of Regulation U.

7.11        Financial Covenants.

(a)            Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Company to be greater than 3.50 to 1.00; and

Notwithstanding the foregoing, during a Specified Acquisition Period, the otherwise applicable maximum Consolidated Leverage Ratio permitted above shall increase by 0.50 so long as the Company is in compliance with the Consolidated Leverage Ratio (as adjusted for the Specified Acquisition Period) recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) after giving effect to the applicable Specified Acquisition on a Pro Forma Basis; provided that (i) no more than one Specified Acquisition Period shall be in effect at any time and (ii) following a Specified Acquisition Period, the maximum permitted Consolidated Leverage Ratio shall revert to the maximum Consolidated Leverage Ratio permitted above for at least two fiscal quarters before another Specified Acquisition Period may be invoked.

(b)           Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Company to be less than 3.50 to 1.00.

7.12        Prepayment of Certain Other Indebtedness, Etc.

(a)           (i) Unless no Event of Default exists or would result therefrom or if such Indebtedness is Junior Financing, amend or modify any of the terms of any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents) in a manner materially adverse to the Administrative Agent or the Lenders.

(b)           Unless no Event of Default exists or would result therefrom, make any voluntary or optional prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any Junior Financing; it being understood that each of the following shall be permitted: (1) indemnity and expense reimbursement payments, (2) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Indebtedness permitted under Section 7.03, provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing except by an amount otherwise permitted by this Section 7.03 or equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (y) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms (other than pricing) taken as a whole, of any such refinancing are no less favorable in any material respect to the Loan Parties and their Subsidiaries or the Lenders than the terms of the Junior Financing being refinanced, (4) the conversion of any Junior Financing to common Equity Interests of the Company, (5) the prepayment of Indebtedness of the Company or any Loan Party owed to any Loan Party or the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03 or the net proceeds of any issuance of common Equity Interests, and (7) other prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financing shall be permitted so long as (A) immediately prior to and immediately after giving effect to such prepayment, redemption, purchase, defeasance or other payment, no Event of Default exists, and (B) the Consolidated Leverage Ratio as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (or, if prior to the first such delivery after the Closing Date, as of June 30, 2016) immediately preceding such prepayment, redemption, acquisition, exchange, purchase, defeasance or other payment for which financial statements are available or required to have been delivered hereunder on a Pro Forma Basis giving effect to such prepayment, redemption, purchase, defeasance or other payment) is less than 2.50:1.00.

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Notwithstanding the foregoing, in no event shall any of the actions described in this Section 7.12 be taken in violation of any applicable subordination agreement or subordination provisions.

7.13        Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity.

(a)           Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b)           Change its fiscal year.

(c)           Solely in the case of a Loan Party, without providing at least ten days’ prior written notice to the Administrative Agent (or such lesser period as the Administrative Agent may agree), change its legal name, jurisdiction of formation, chief executive office or form of organization.

7.14        Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.15        Anti-Social Force.

Become a member of an Anti-Social Group, have any Anti-Social Relationship or engage in any Anti-Social Conduct, whether directly or indirectly through a third party.

7.16        Anti-Corruption Laws.

Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

7.17        Canadian Defined Benefit Pension Plan

Maintain, contribute to, or incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.

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ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.

Any of the following shall constitute an Event of Default:

(a)           Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (with respect to the legal existence of the Borrowers only) or 6.11 or Article VII; or

(c)           Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the Company’s receipt of written notice thereof from the Administrative Agent or (ii) any Responsible Officer of the Company obtains actual knowledge thereof; or

(d)           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)           Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (after giving effect to the applicable grace periods, if any) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided with respect to either a failure or event in clause (i) or (ii), such failure or event is unremedied or is not waived by the affected creditor before the exercise of remedies under Section 8.02; provided further that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets permitted hereunder that secures such Indebtedness or (ii) Indebtedness which is convertible into Equity Interests and converts to Equity Interests of the Company in accordance with its terms and such conversion is not prohibited hereunder and such conversion does not result from any default or event of default by any Loan Party or Subsidiary thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder; or

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(f)            Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment or a proposal for the benefit of creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, receiver and manager, trustee, custodian, administrator, conservator, liquidator, provisional liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, receiver and manager, trustee, custodian, administrator, conservator, liquidator, provisional liquidator, examiner, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); provided that this clause (f) shall not apply to any transaction consummated in compliance with clause (d) or (e) of Section 7.04; or

(g)           Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) becomes (or is presumed or deemed under applicable Law to be) unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)           Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not paid or covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 30 consecutive days; or

(i)            ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect (or any similar event occurs in respect of any Foreign Plans which has resulted or would reasonably be expected to result in a Material Adverse Effect), or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan (or the Company or any Subsidiary fails to make any similar payment when due, after the expiration of any applicable grace period, in respect of a Foreign Plan) which resulted or would reasonably be expected to result in a Material Adverse Effect; or

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(j)            Canadian Plans. An event occurs with respect to any Canadian Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(k)           Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or, any Lien purported to be created under any Collateral Document shall cease to be a valid Lien on any material portion of the Collateral, except (i) as a result of the sale or other Disposition of the applicable Collateral in a transaction permitted under the Loan Documents, or (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or (B) file Uniform Commercial Code or PPSA continuation statements; or any Loan Party contests the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document; or

(l)            Change of Control. There occurs any Change of Control.

8.02        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or other applicable Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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8.03        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payment of Obligations then owing under any Secured Cash Management Agreements, (d) payment of Obligations then owing under any Secured Foreign Credit Facilities (not to exceed the maximum amount permitted under this Agreement) and (e) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks and the Foreign Credit Facilities Banks and the in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to all other Obligations ratably among the holders thereof in proportion to the respective amounts described in this clause Fifth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Foreign Credit Facilities (in each case if not provided by the Administrative Agent or an Affiliate thereof) shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank, as the case may be. Each Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

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ARTICLE IX

ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the Company’s consent rights in Section 9.06) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Banks, potential Cash Management Banks and potential Foreign Credit Facilities Banks) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, the L/C Issuer and holder of any other Obligation for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Lenders also authorize the Administrative Agent to negotiate, execute, deliver and perform any Intercreditor Agreements.

Without limiting the powers of the Administrative Agent pursuant to the terms hereof or of the other Loan Documents, for the purposes of holding any Liens granted by any of the Loan Parties pursuant to the Collateral Documents governed by the laws of the Province of Quebec, each of the Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and each L/C Issuer hereby acknowledges that the Administrative Agent shall be and act as the hypothecary representative of each of the present and future Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and L/C Issuers for all purposes of Article 2692 of the Civil Code of Quebec (the “Hypothecary Representative”). Each of the Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and L/C Issuers therefore appoints, to the extent necessary, the Administrative Agent as the Hypothecary Representative to hold the Liens created pursuant to such Collateral Documents in order to secure the Obligations. The Administrative Agent accepts to act as Hypothecary Representative of all present and future Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and L/C Issuers for all purposes of Article 2692 of the Civil Code of Quebec.

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9.02        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03        Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06        Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company so long as no Event of Default exists (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company so long as no Event of Default exists (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)            Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04A(c) and 2.04B(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07        Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09        Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(vi) of Section 11.01, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

9.10        Collateral and Guaranty Matters.

Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential Foreign Credit Facilities Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to, and the Administrative Agent shall:

(a)            release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise Disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event, or (iii) as approved in accordance with Section 11.01;

(b)            subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)            release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11       Secured Cash Management Agreements and Secured Hedge Agreements.

No Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank that obtains the benefit of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Foreign Credit Facilities except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Foreign Credit Facilities in the case of the Facility Termination Date.

9.12        ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

GUARANTY

10.01     The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, the L/C Issuer and each other holder of Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that (a) if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal; and (b) if an Ipso Facto Event has occurred, then immediately on demand by the Administrative Agent that Guarantor shall pay all Loans, accrued interest and other amounts referred to in Section 8.02(b) as if it was the principal obligor.

Notwithstanding any provision to the contrary contained herein (including Sections 6.13 and 6.14) or in any other of the Loan Documents or the other documents relating to the Obligations, (a) the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws and (b) any CFC, U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs, or U.S. Subsidiary that is a Subsidiary of a CFC only shall have liability for the Obligations of (i) the Company, (ii) Designated Borrowers that are not U.S. Persons and (iii) any Subsidiary of the Company under any Secured Foreign Credit Facility, and each such CFC or U.S. Subsidiary shall not have liability for the Obligations of Loan Parties that are U.S. Persons. Subsection (b) of the preceding sentence is intended to ensure that the Guaranty does not and will not constitute a pledge or guaranty described in Treas. Reg. Section 1.956-2(c)(2) and shall be interpreted consistently therewith.

10.02     Obligations Unconditional.

The obligations of the Guarantors under Section 10.01 are joint and several, and, subject to Section 10.09 and the other limitations herein, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Loan Party for amounts paid under this Article X until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, renewed, settled or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)            the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)            any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

10.03     Reinstatement.

The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

10.04     Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06.

10.05     Remedies.

The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.02) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 10.01. The Guarantors acknowledge and agree that their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

10.06     Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 10.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid-in-full and the Commitments have terminated, and none of the Guarantors shall exercise any right or remedy under this Section 10.06 against any other Guarantor until such Obligations have been paid-in-full and the Commitments have terminated. For purposes of this Section 10.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 10.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against any Borrower in respect of any payment of Obligations.

10.07      Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

10.08     Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article X by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.09     Release of Guarantors.

A Guarantor (other than the Company) shall be automatically released from its obligations hereunder in the event that such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement or such Guarantor shall be liquidated in a transaction permitted by Section 7.04. Upon the written request by the Company delivered to the Administrative Agent, a Guarantor (other than a North American Loan Party) shall be released from its obligations under this Article X in the event that a Guaranty by such Guarantor is not required to comply with the Minimum Guaranty Requirement. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to such Guarantor, at the Company’s and such Guarantor’s expense, all releases, termination statements and other documents that such Guarantor shall reasonably request to evidence such release.

10.10     Waivers by Mexican Guarantors.

Each Mexican Guarantor expressly waives, irrevocably and unconditionally:

(a)            any right, power or privilege to require any Lender or the Administrative Agent to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim of payment from any Borrower, any other Guarantor or any other Person, before claiming any amounts due from such Mexican Guarantor hereunder;

(b)            any right to which any Lender or the Administrative Agent may be entitled to have the assets of any Borrower, any Guarantor or any other Person first be used, applied or depleted as payment of the Borrowers’ or the other Guarantors’ Obligations hereunder, prior to any amount being claimed from or paid by such Mexican Guarantor hereunder;

(c)            any right to which any Lender or the Administrative Agent may be entitled to have claims against such Mexican Guarantor, or assets to be used or applied as payment, divided among different Guarantors; and

(d)            the benefits of orden, excusión, division, quita, novación, espera and/or modificación and any right specified in Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2829, 2837, 2838, 2839, 2840, 2844, 2845, 2846, 2847, 2848 and 2849 and any other related or applicable Articles that are not explicitly set forth herein because of the Mexican Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and Mexico City.

10.11      Guarantees by Irish Guarantors.

The guarantee by any Irish Guarantor under this Article X does not apply to any Obligation (a) to the extent that it would result in such guarantee constituting unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 of Ireland or (b) which relates to a standby Letter of Credit which is issued to a beneficiary resident in Ireland or, where the beneficiary is a legal person, if its place of establishment to which the standby Letter of Credit relates is in Ireland.

ARTICLE XI

MISCELLANEOUS

11.01     Amendments, Etc.

Except as provided in Section 2.16 with respect to an Incremental Facility Amendment, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Company or the applicable Loan Party, as the case may be (with a copy provided to the Administrative Agent) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a)            no such amendment, waiver or consent shall:

(i)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02, Section 4.03 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso of this first sentence of this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate and (B) an amendment to any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder shall not be deemed to be a reduction of the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv)          change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v)           change any provision of this Section 11.01(a) or the percentage referred to in the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby;

(vi)          except as provided in this Agreement, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii)         release the Company without the consent of each Lender, or, except in connection with a transaction permitted under Section 7.04 or Section 7.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guarantied thereby, except to the extent such release is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(viii)       amend Section 1.06 or the definition of “Alternative Currency”, “LIBOR Quoted Currency” or “Non-LIBOR Quoted Currency” without the written consent of each Lender and L/C Issuer obligated to make Credit Extensions in Alternative Currencies;

(ix)          amend Section 2.17 in any manner that modifies the requirement that all Lenders that would be obligated to make Loans to a Designated Borrower must agree to the addition of such Designated Borrower; or

(b)            unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c)            unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(d)            unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that notwithstanding anything to the contrary herein, (i) the Fee Letter and any Autoborrow Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) only the consent of the Company and the Lenders and L/C Issuer that have agreed to issue such Extensions of Credit in the applicable Alternative Currency shall be necessary to amend the definition of “Eurocurrency Rate” to provide for the addition of a replacement interest rate with respect to such Alternative Currency, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iv) Incremental Facility Amendments may be effected in accordance with Section 2.16, (v) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, and (vi)(A) the L/C Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the applicable L/C Issuer, to reflect the L/C Commitment of such L/C Issuer in effect from time to time, (B) the U.S. Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the U.S. Swing Line Lender to reflect the U.S. Swing Line Commitment of the U.S. Swing Line Lender in effect from time to time, and (C) the Canadian Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the Canadian Swing Line Lender to reflect the Canadian Swing Line Commitment of the Canadian Swing Line Lender in effect from time to time

No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Company and the Lenders obligated to make Credit Extensions in Alternative Currencies to amend the definition of “Alternative Currency”, “LIBOR Quoted Currency”, “Non-LIBOR Quoted Currency” or “Eurocurrency Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06.

In addition, notwithstanding anything else to the contrary contained in this Section 11.01, (a) if the Administrative Agent and the Company shall have jointly identified any error or omission of a technical nature in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents, (b) in addition to (but not in limitation of) the provisions of clause (e) below, the Administrative Agent and the Company shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof, (c) if any amendment to this Agreement is required solely to permit the designation of a Designated Borrower in accordance with Section 2.17, then such amendment shall be effective to the extent contained in the related Designated Borrower Joinder Agreement that is executed by the Company, the applicable Applicant Borrower, the Administrative Agent and each Lender obligated to make Loans to such Designated Borrower, (d) the Administrative Agent and the Company shall be permitted to amend the this Agreement in connection with the joinder of a new Guarantor to the extent necessary to ensure that the Guaranty by such new Guarantor complies with any limitations imposed by applicable Law, (e) Collateral Documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the applicable Loan Party without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order to comply with local law or advice of local counsel and (f) the Administrative Agent and the Company may make amendments contemplated by Section 3.03(c). The Lenders hereby expressly authorize the Administrative Agent to enter into any amendment to the Loan Documents contemplated by this paragraph.

11.02     Notices; Effectiveness; Electronic Communications.

(a)             Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)            Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities Laws.

(e)            Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided that such indemnity shall not be available to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person and its Related Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03     No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04     Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that pursuant to this subsection (a), the Loan Parties shall not be required to reimburse such fees, charges and disbursements of more than one counsel to the Administrative Agent, the L/C Issuer and all the Lenders, taken as a whole, and if necessary, one local counsel in any relevant jurisdiction, to the Administrative Agent, the L/C Issuer and the Lenders, taken as a whole, unless the representation of one or more Lenders by such counsel would be inappropriate due to the existence of an actual or perceived conflict of interest, in which case, upon prior written notice to the Company, the Loan Parties shall also be required to reimburse the reasonable and documented out of pocket fees, charges and disbursements of one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole.

(b)            Indemnification by the Loan Parties. Upon receipt of a written request therefor together with supporting documentation, the Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one counsel to the Indemnitees, taken as a whole, and if necessary, one local counsel in each relevant jurisdiction, to the Indemnitees, taken as a whole, unless the representation of one or more Indemnitees by such counsel would be inappropriate due to the existence of an actual or perceived conflict of interest, in which case, upon prior written notice to the Company, the Loan Parties shall also be required to reimburse the reasonable and documented fees, charges and disbursements of one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from such Indemnitee’s claim, litigation, investigation or proceeding against any other Indemnitee (except when and to the extent that one of the Indemnitees party to such claim, litigation, investigation or proceeding was acting in its capacity or in fulfilling its role as Administrative Agent, a Lead Arranger, L/C Issuer, Swing Line Lender or any similar role, and except for any claim, litigation, investigation or proceeding that does not involve any act or omission of the Company or any of its Affiliates). Without limiting the provisions of Section 3.01(f), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)            Waiver of Consequential Damages, Etc. Without limiting the Loan Parties’ indemnification obligations above, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each other party hereto hereby waives, any claim against any other party hereto (or any Indemnitee or any Loan Party or Subsidiary thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (other than in respect of any such damages incurred or paid by an Indemnitee to a third party and to which such Indemnitee is otherwise entitled to indemnification as provided above). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)            Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05     Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06      Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except, except as permitted by Section 7.04, that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignment) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Commitment (and the related Loans thereunder) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)          Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving A Commitment (and the related Revolving A Loans thereunder), its Revolving B Commitment (and the related Revolving B Loans thereunder) and its outstanding Term Loans on a non-pro rata basis;

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing under Section 8.01(a), 8.01(f) or 8.01(g) at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Delayed-Draw Term Loan Commitment, any Revolving A Commitment or any Revolving B Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of Revolving A Loans and Revolving A Commitments (each such consent not to be unreasonably withheld or delayed).

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)          No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. The Borrowers agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(h) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)          Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender acting as an L/C Issuer or the Swing Line Lender assigns all of its Revolving A Commitment and Revolving A Loans pursuant to subsection (b) above, such Lender may, (i) upon thirty days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty days’ notice to the Company, resign as the Swing Line Lender.  In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders (with such Lender’s consent) a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (x) no failure by the Company to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swing Line Lender, as the case may be, and (y) any successor L/C Issuer must be approved by the Administrative Agent (such approval to not be unreasonably withheld, conditioned or delayed).  If a Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving A Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If a Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving A Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04A(c) and/or 2.04B(c), as applicable.  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, and the acceptance of such appointment by the applicable Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be. At the option of the Company, a successor L/C Issuer or another existing L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such resignation or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

11.07     Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, other than in connection with routine examinations or other routine actions by such regulatory authorities, such disclosing Administrative Agent, Lender or L/C Issuer agrees to inform the Company promptly thereof after such disclosure (and shall use commercially reasonable efforts to inform the Company prior thereto) to the extent not prohibited by Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that such disclosing Administrative Agent, Lender or L/C Issuer agrees to inform the Company promptly thereof after such disclosure (and shall use commercially reasonable efforts to inform the Company prior thereto) in each case to the extent not prohibited by Law, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.16 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary or any Loan Party’s or Subsidiary’s directors, officers, employees, trustees, investment advisors or agents, including accountants and legal counsel, relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

The Loan Parties and their Subsidiaries agree that they will not in the future issue any press releases or other public disclosure in connection with this Agreement using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Subsidiary will consult with such Person before issuing such press release or other public disclosure to the extent reasonably practicable.

11.08     Rights of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09     Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including, without limitation, the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10      Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12     Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13     Replacement of Lenders.

If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            such assignment does not conflict with applicable Laws; and

(e)            in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.14     Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15     Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16     No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, BofA Securities, the other Lead Arranger(s) and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, BofA Securities, the other Lead Arranger(s) and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, BofA Securities, each other Lead Arranger and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, BofA Securities, any other Lead Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, BofA Securities, the other Lead Arranger(s), the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, BofA Securities, any other Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, BofA Securities, the other Lead Arranger(s) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17      Electronic Execution of Assignments and Certain Other Documents.

(a)            The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

(b)            The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

11.18     USA PATRIOT Act and Canadian AML Act Notice .

Each Lender that is subject to the Act (as hereinafter defined) or any Canadian AML Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Canadian AML Acts, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties, information concerning its direct and indirect holders of Equity Interests and other Persons exercising Control over it, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act and the Canadian AML Acts. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Canadian AML Acts.

11.19     Judgement Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, the Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Loan Parties (or to any other Person who may be entitled thereto under applicable Law).

11.20     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.21     Subordination of Intercompany Indebtedness.

Each Loan Party (a “Subordinating Loan Party”) agrees that the payment of all indebtedness, whether now owing or hereafter arising, owing to such Subordinating Loan Party by any other Loan Party is expressly subordinated to the payment in full in cash of the Obligations in the manner set forth in this Section. If the Administrative Agent so requests while an Event of Default exists, any such indebtedness due and owing shall be enforced and performance received by the Subordinating Loan Party as trustee for the holders of the Obligations and the proceeds thereof shall be paid over to the holders of the Obligations on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement or any other Loan Document. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to any such indebtedness, provided, that in the event that any Loan Party receives any payment of any such indebtedness at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.22     Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES FOLLOW]

Schedule 1.01(a)

L/C Commitment; Swing Line Commitments

L/C Commitment

L/C Issuer	L/C Commitment
Bank of America, N.A.	$75,000,000.00
Royal Bank of Canada	$75,000,000.00
Wells Fargo Bank, N.A., Canadian Branch	$75,000,000.00
HSBC Bank Canada	$75,000,000.00

U.S. Swing Line Commitment

U.S. Swing Line Lender	U.S. Swing Line Commitment
Bank of America, N.A.	$25,000,000.00

Canadian Swing Line Commitment

Canadian Swing Line Lender	Canadian Swing Line Commitment
Royal Bank of Canada	$15,000,000.00

Schedule 2.01

Commitments and Applicable Percentages

Revolving A Loan

Revolving A Lender	Tax Jurisdiction	Select One of the Following: 1. ☐ UK Bank Lender 2. ☐ UK Non-Bank Lender 3. ☐ UK Treaty Lender 4. ☐ Not a UK Qualifying Lender	Treaty Passport Scheme Reference Number	Revolving A Commitment	Applicable Percentage of Aggregate Revolving A Commitments
Bank of America, N.A.	United States	1. ☐ 2. ☐ 3. ☒ 4. ☐	13/B/7418/DTTP	$36,147,540.98	7.690966166%
Royal Bank of Canada	Canada	1. ☐ 2. ☐ 3. ☒ 4. ☐	3/R/70780/DTTP	$96,147,540.98	20.456923613%
U.S. Bank National Association	United States	1. ☐ 2. ☐ 3. ☒ 4. ☐	13/U/62184/DTTP	$41,803,278.68	8.894314613%
Wells Fargo Bank, N.A., Canada Branch	United States[1]	1. ☐ 2. ☐ 3. ☒ 4. ☐	13/W/61173/DTTP	$37,622,950.82	8.004883153%
Canadian Imperial Bank of Commerce	Canada	1. ☐ 2. ☐ 3. ☒ 4. ☐	3/C/8001/DTTP	$37,622,950.82	8.004883153%
HSBC Bank Canada	Canada	1. ☐ 2. ☐ 3. ☒ 4. ☐	3/H/357875/DTTP	$37,622,950.82	8.004883153%
MUFG Bank, Ltd., Canada Branch	Japan	1. ☐ 2. ☐ 3. ☒ 4. ☐	43/B/322072/DTTP	$29,262,295.08	6.226020230%
National Bank of Canada	Canada	1. ☐ 2. ☐ 3. ☐ 4. ☒	DTTP application in process	$29,262,295.08	6.226020230%
Export Development Canada	Canada	1. ☐ 2. ☐ 3. ☒ 4. ☐	N/A	$29,262,295.08	6.226020230%
The Bank of Nova Scotia	Canada	1. ☐ 2. ☐ 3. ☒ 4. ☐	3/T/366714/DTTP	$29,262,295.08	6.226020230%
Citizens Bank NA	United States	1. ☐ 2. ☐ 3. ☒ 4. ☐	13/C/356159/DTTP	$29,262,295.08	6.226020230%
Bank of Montreal	Canada	1. ☐ 2. ☐ 3. ☒ 4. ☐	3/M270346/DTTP	$16,721,311.50	3.557725851%
Goldman Sachs Bank USA	United States	1. ☐ 2. ☐ 3. ☒ 4. ☐	13/G/351779/DTTP	$20,000,000.00	4.255319149%
Total:				$470,000,000.00	100.000000000%

 1 Wells Fargo Bank, National Association

Revolving B Loan

Term Lender	Tax Jurisdiction	Select One of the Following: 1. ☐ UK Bank Lender 2. ☐ UK Non-Bank Lender 3. ☐ UK Treaty Lender 4. ☐ Not a UK Qualifying Lender	Treaty Passport Scheme Reference Number	Revolving B Commitment	Applicable Percentage of Aggregate Revolving B Commitments
Bank of America, N.A.	United States	1. ☐ 2. ☐ 3. ☒ 4. ☐	13/B/7418/DTTP	$60,000,000.00	100.000000000%
Total:				$60,000,000.00	100.000000000%

Delayed-Draw Term Loan

Delayed-Draw Term Loan Lender	Outstanding Amount of Delayed-Draw Term Loans on the Third Amendment Effective Date	Applicable Percentage of Delayed-Draw Term Loans
Bank of America, N.A.	$18,852,459.02	18.852459020%
Royal Bank of Canada	$18,852,459.02	18.852459020%
U.S. Bank National Association	$8,196,721.32	8.196721320%
Wells Fargo Bank, N.A., Canada Branch	$7,377,049.18	7.377049180%
Canadian Imperial Bank of Commerce	$7,377,049.18	7.377049180%
HSBC Bank Canada	$7,377,049.18	7.377049180%
MUFG Bank, Ltd., Canada Branch	$5,737,704.92	5.737704920%
National Bank of Canada	$5,737,704.92	5.737704920%
Export Development Canada	$5,737,704.92	5.737704920%
The Bank of Nova Scotia	$5,737,704.92	5.737704920%
Citizens Bank NA	$5,737,704.92	5.737704920%
Bank of Montreal	$3,278,688.50	3.278688500%
Goldman Sachs Bank USA	-	-
Total:	$100,000,000.00	100.000000000%